ASSET PURCHASE AGREEMENT

by and among

TRAVORA NETWORKS, INC.

JMG EXPLORATION, INC.

and

TRAVORA MEDIA, INC.

DATED February 6, 2013

TABLE OF CONTENTS

Page

SECTION 1 DESCRIPTION OF TRANSACTION

1

1.1

Agreement to Purchase and Sell

1

1.2

Excluded Assets

2

1.3

Assumption of Assumed Liabilities

2

1.4

Excluded Liabilities

3

1.5

Consents and Waivers; Further Assurances.

3

SECTION 2 PURCHASE PRICE; ADJUSTMENTS; ALLOCATIONS

4

2.1

Purchase Price

4

2.2

Payment of Purchase Price.

4

2.3

Estimated Closing Statement

5

2.4

Adjustment of Purchase Price.

5

2.5

Earnout Payments.

6

2.6

Allocation of Purchase Price.

9

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THESELLER

9

3.1

Organization; Standing and Power; Subsidiaries.

9

3.2

Authority; Binding Nature of Agreement.

10

3.3

Absence of Restrictions and Conflicts; Required Consents

10

3.4

Seller Financial Statements.

11

3.5

Absence of Changes

11

3.6

Title to and Sufficiency of the Acquired Assets.

12

3.9

Real Property.

12

3.10

Personal Property.

13

3.11

Intellectual Property.

13

3.12

Contracts.

18

3.13

Compliance with Law; Governmental Authorizations.

20

3.14

Tax Matters.

20

3.15

Seller Benefit Plans.

21

3.16

Employee Matters.

22

3.17

Labor Relations.

22

3.18

Environmental Matters.

22

3.19

Related Party Transactions.

22

3.20

Legal Proceedings; Orders.

23

3.21

Customers and Suppliers

23

3.22

Finder’s Fee.

23

3.23

Insurance

23

3.24

Investment Representations

24

3.25

Fair Consideration; No Fraudulent Conveyance

25

3.26

Full Disclosure.

25

SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

26

4.1

Corporate Existence and Power.

26

i

4.2

Authorization; Binding Nature of Agreement.

26

4.3

Absence of Restrictions; Required Consents

26

4.4

Valid Issuance

27

SECTION 5 CERTAIN COVENANTS AND AGREEMENTS

28

5.1

[Intentionally Omitted]

28

5.2

Covenants Regarding Information.

28

5.3

[Intentionally Omitted].

28

5.4

Payment of Liabilities.

29

5.5

Bulk Transfer Laws.

29

5.6

Employee Matters.

29

5.7

Transfer Taxes; Expenses.

31

5.8

Insurance.

31

5.9

Accounts and Notes Receivable.

31

5.10

Maintenance of Seller

32

5.11

Public Announcements.

32

5.12

Seller Audit.

32

SECTION 6 CLOSING

32

6.1

Closing

32

6.2

Seller Closing Deliveries

32

6.3

Purchaser Closing Deliveries

33

SECTION 7 INDEMNIFICATION

33

7.1

Indemnification Obligations of the Seller

33

7.2

Indemnification Obligations of the Purchaser

34

7.3

Indemnification Procedure.

34

7.4

Survival Period.

36

7.5

Liability Limits.

36

7.6

Investigations.

38

SECTION 8 MISCELLANEOUS PROVISIONS

38

8.1

Fees and Expenses

38

8.2

Waiver; Amendment.

38

8.3

Entire Agreement.

38

8.4

Execution of Agreement; Counterparts; Electronic Signatures.

38

8.5

Governing Law; Jurisdiction and Venue.

39

8.6

WAIVER OF JURY TRIAL.

39

8.7

Assignment and Successors

39

8.8

Parties in Interest.

39

8.9

Notices

39

8.10

Construction; Usage.

40

8.11

Enforcement of Agreement

41

8.12

Severability.

41

8.13

Time of Essence.

42

8.14

Schedules and Exhibits.

42

8.15

Compliance with Bulk Sales Laws.

42

EXHIBITS

Exhibit A: Certain Definitions
Exhibit 2.3: Target Working Capital Analysis

Exhibit 2.5(c)(i):  Note

Exhibit 2.6:  Allocation of Purchase Price

Exhibit 6.2(a):  Bill of Sale

Exhibit 6.2(b):  Assumption Agreement

Exhibit 6.2(c):  Assignment of Intellectual Property

Exhibit 6.2(d):  Lock-Up Agreement

Exhibit 6.2(h):  Other Assets Bill of Sale

INDEX OF DEFINED TERMS

Term	Section
Accounting Referee	2.4(c)
Acquired Assets	1.1
Agreement	Preamble
Agreement Date	Preamble
Assignment of Contracts	6.2(d)
Assignment of Intellectual Property	6.2(c)
Assumed Contracts	1.1(a)
Assumed Liabilities	1.3
Assumption Agreement	6.2(b)
Balance Sheet	3.4(a)(i)
Bill of Sale	6.2(a)
Business	Recitals
Business Intellectual Property Agreements	3.11(b)
Business Licensed IP Rights	3.11(a)
Business Owned IP Rights	3.11(a)
Business Product or Service	3.11(c)
Business Registered IP Rights	3.11(h)
Business Source Code	3.11(k)
Closing	6.1
Closing Date	6.1
COBRA	5.6(b)(iv)
Direct Claim	7.3(c)
Estimated Net Working Capital	2.3
Estimated Working Capital Deficit	2.3
Estimated Working Capital Surplus	2.3
Excluded Assets	1.2
Excluded Liabilities	1.4
Fixed Assets	1.1(c)
Group Health Plans	5.6(b)(iv)
Holdback Shares	2.2(b)
Indemnifying Party	7.3(a)
Initial Publisher Retention Earnout Period	2.5(a)

Initial Publisher Retention Earnout Payment	2.5(a)
Initial Publisher Retention Target	2.5(a)
Initial Revenue Goal Earnout Period	2.5(b)
Initial Revenue Goal Earnout Payment	2.5(b)
Initial Revenue Target	2.5(b)
Interim Balance Sheet	3.4(a)(ii)
Leases	3.9(b)
Note	2.1(b)
Notice of Claim	7.3(c)
Open Source Materials	3.11(o)
Publisher Retention Earnout Payments	2.5(a)
Purchase Price	2.1
Purchaser	Preamble
Purchaser Losses	7.1
Receivables	1.1(b)
Revenue Goal Earnout Payments	2.5(b)
Second Publisher Retention Earnout Period	2.5(a)
Second Publisher Retention Earnout Payment	2.5(a)
Second Publisher Retention Target	2.5(a)
Second Revenue Goal Earnout Period	2.5(b)
Second Revenue Goal Earnout Payment	2.5(b)
Second Revenue Target	2.5(b)
Seller	Preamble
Seller Financial Statements	3.4(a)
Seller Losses	7.2
Survival Date	2.2(b)
Third-Party Claim	7.3(a)
Third Party Product Technology	3.11(g)
Transferred Personnel	5.6(a)
Unresolved Claim	2.2(b)

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “ Agreement”) is made and entered into as of February 6, 2013 (“Agreement Date”), by and among JMG Exploration, Inc., a Nevada corporation (the “ Parent”) (solely for purposes of Sections 4 and 7 of this Agreement), Travora Networks, Inc., a Delaware corporation (the “ Purchaser”) and Travora Media, Inc., a Delaware corporation (the “Seller”).  Certain capitalized terms used herein are defined in Exhibit A.

RECITALS

WHEREAS, the Seller, through its ad network division, is engaged in the business of owning and operating an online advertising network (the “ Business”);

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, substantially all of the assets used or held for use by the Seller in the conduct of the Business and, in connection therewith, the Purchaser proposes to assume certain liabilities and obligations of the Seller, all upon terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the respective covenants, agreements and representations and warranties set forth herein, the parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1
DESCRIPTION OF TRANSACTION

1.1

Agreement to Purchase and Sell.  Subject to the terms and conditions hereof, at the Closing, the Seller shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, all right, title and interest of the Seller in and to, except for the Excluded Assets, all of its assets, properties and rights of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, and wherever situated, in existence on the date hereof, that are used by or useful in connection with the operation of the Business (such assets, properties and rights being referred to as the “ Acquired Assets”), free and clear of all Encumbrances other than Permitted Encumbrances.  The Acquired Assets shall include the Seller’s right, title and interest in and to the following assets, properties and rights:

(a)

all of Seller’s rights and obligations under all of the agreements of Seller relating to the Business, all of which are identified on Schedule 1.1(a) attached hereto (collectively the “Assumed Contracts”);

(b)

all of Sellers’ accounts or notes receivable related to the Business, all of which are identified on Schedule 1.1(b) attached hereto, and all schedules, records and other documentation related to such accounts or notes receivable, including, without limitation, all notes, chattel paper or other documents or instruments evidencing the payment obligations of the account or note debtors (the “ Receivables”);

(c)

all of the tangible personal property owned by Seller and used by or useful in connection with the conduct of the Business, all of which shall be identified in the fixed asset schedule to be attached hereto as Schedule 1.1(c) (the “Fixed Assets”);

(d)

with the exception of personnel records regarding employees (except as may be waived in writing by employee) other than the Transferred Personnel, Seller’s books and records directly related to or used in connection with the conduct of the Business or directly pertaining to the Acquired Assets, regardless of the medium on which such information is stored or maintained including, without limitation, all Customer and employment records, vendor information, business plans, strategies and marketing information (except that Seller may retain copies as required by law or as may be reasonably necessary or prudent business practice);

(e)

to the extent transferable, the Governmental Authorizations required under all laws, rules and regulations applicable to or affecting the Business, all of which are set forth on Schedule 1.1(e);

(f)

all leased real property and leasehold improvements identified in the real property schedule attached hereto as Schedule 1.1(f);

(g)

all inventory of Seller, a list of which shall be set forth on Schedule 1.1(g);

(h)

the Business Intellectual Property of Seller listed on Schedule 1.1(h);

(i)

all insurance benefits, including rights and proceeds, arising from or relating to the Acquired Assets or the Assumed Liabilities;

(j)

all advance payments, claims for refunds and deposits and other prepaid items relating to the Acquired Assets or the Assumed Liabilities, existing on the Closing Date;

(k)

all claims of Seller against third parties relating to the Acquired Assets, whether choate or inchoate, known or unknown, contingent or non-contingent; and

(l)

all goodwill associated with the Acquired Assets and the Business.

1.2

Excluded Assets.  Notwithstanding anything to the contrary set forth herein, the Acquired Assets shall not include the following assets, properties and rights of the Seller (collectively, the “ Excluded Assets”):

(a)

the assets set forth on Schedule 1.2 hereto;

(b)

ownership and other rights with respect to the Seller Benefit Plans and the ERISA Affiliate Plans; and

(c)

the rights that accrue to the Seller hereunder.

1.3

Assumption of Assumed Liabilities.  Subject to the terms and conditions set forth herein, Purchaser shall assume and agree to pay, perform and discharge only the following liabilities of Seller (collectively, the “ Assumed Liabilities”):

(a)

the liabilities of the Seller under each Assumed Contract, but only to the extent such liabilities (i) are to be performed after the Closing Date, whether or not they arise prior to the Closing Date, (ii) do not arise as a consequence of any breach or default on or prior to the Closing Date and (iii) are accompanied by a correlated duty of performance or payment on the party of the other party(ies) thereto;

(b)

the liabilities of the Seller to the extent and in the amount reflected on Schedule 1.3(b);

(c)

the liabilities owed by Seller to Eastward Capital Partners in the amount of $2,250,000; and

(d)

the liabilities for any Taxes of the Purchaser for any period.

1.4

Excluded Liabilities.  Notwithstanding the provisions of Section 1.3 or any other provision in this Agreement to the contrary, and regardless of any disclosure to the Purchaser, except for the Assumed Liabilities, Purchaser shall not assume or be obligated to pay, perform or otherwise discharge (and the Seller shall retain, pay, perform or otherwise discharge without recourse to the Purchaser) all liabilities of the Seller or any of its Affiliates of any kind, character or description whatsoever, whether direct or indirect, known or unknown, absolute or continent, matured or unmatured (the “ Excluded Liabilities”), including, without limitation, the following:

(a)

any liability or obligation (including accounts payable) owed to any stockholder of the Seller or any Affiliate of the Seller or any stockholder of the Seller;

(b)

any liability for any Taxes of the Seller for any period;

(c)

any liability relating to guarantees of any indebtedness of any Person;

(d)

any liability relating to, resulting from, or arising out of, (i) claims made in pending or future suits, actions, investigations or other legal, governmental or administrative proceedings or (ii) claims based on violations of Law (including any Environmental Law, workers’ compensation, employment practices or health and safety matters), breach of Contract, or any other actual or alleged failure of the Seller to perform any obligation (under any Law, Governmental Authorization or Contract), in each case arising out of, or relating to, (A) acts or omissions that shall have occurred, (B) services performed or products sold, (C) the ownership or use of the Acquired Assets, or (D) the operation of the Seller’s business, prior to the Closing;

(e)

any liability pertaining to any Excluded Asset;

(f)

any liability relating to, resulting from or arising out of any Seller Benefit Plan or ERISA Affiliate Plan;

(g)

any liability relating to, resulting from or arising out of the employment, engagement or termination by the Seller of any current or former employees, directors or consultants; or

(h)

any liability arising or incurred in connection with the negotiation, preparation and execution hereof and the transactions contemplated hereby and any fees and expenses of counsel, accountants, brokers, financial advisors or other experts of the Seller.

The Excluded Liabilities shall include all claims, actions, litigation and proceedings relating to any or all of the foregoing and all costs and expenses in connection therewith.

1.5

Consents and Waivers; Further Assurances.

(a)

Nothing in this Agreement shall be construed as an agreement by Seller to assign or agreement by Purchaser to assume any Assumed Contract, Governmental Authorization or other Acquired Asset that by its terms or pursuant to applicable Law is not capable of being sold, assigned, transferred or delivered without the consent or waiver of a third party or Governmental Body unless and until such consent or waiver shall be given, or this provision is waived in writing by the Purchaser.  Seller shall use reasonable best efforts, and the Purchaser shall cooperate reasonably with Seller, to obtain such consents and waivers and to resolve any impediments to assignments contemplated by this Agreement and to obtain any other consents and waivers necessary to convey to the Purchaser all of the Acquired Assets.

(b)

From time to time, whether before, at or following the Closing, the Seller and the Purchaser shall execute, acknowledge and deliver all such further conveyances, notices, assumptions and releases and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to the Purchaser all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to the Purchaser under this Agreement and to assure fully to the Seller the assumption of the liabilities and obligations intended to be assumed by the Purchaser pursuant to this Agreement, and to otherwise make effective as promptly as practicable the transactions contemplated hereby.

SECTION 2
PURCHASE PRICE; ADJUSTMENTS; ALLOCATIONS

2.1

Purchase Price.  In consideration for the purchase of the Acquired Assets and the undertakings of Seller hereunder and subject to the terms and conditions of this Agreement, the Purchaser shall pay to the Seller $5,200,000 plus the Earnout Payments, if any, as provided and subject to the conditions set forth in Section 2.5, minus the Audit Expenses, minus the Aged Accounts Payable, if any, plus the Working Capital Surplus, if any, minus the Working Capital Deficit, if any, (collectively, the “Purchase Price”), payable as follows:

(a)

the Debt Payment;

(b)

an amount equal to $500,000.00, payable by wire transfer to an account designated by the Seller (the “ Cash Payment”);

(c)

the Closing Shares; and

(d)

the assumption of the Assumed Liabilities.

2.2

Payment of Purchase Price.

(a)

On the Closing Date, the Purchaser shall, from the Purchase Price:

(i)

pay or cause to be paid on behalf of the Seller the Debt Payment; and

(ii)

pay the Cash Payment to the Seller.

(b)

All of the Closing Shares shall be retained by the Purchaser as partial security for the obligations of the Seller under this Agreement and shall not be issued to the Seller until the adjustment to the Purchase Price is calculated and determined pursuant to Section 2.4 below.  On the date that is eighteen (18) months after the Closing Date (the “ Survival Date”), the Purchaser shall cause to be issued to the Seller (A) the Closing Shares, minus (B) the sum of (x) the number of Closing Shares valued in the amount of all Unresolved Claims, plus (y) all Closing Shares set-off pursuant to Section 7.5.  For purposes of this Agreement, the term “ Unresolved Claim” means the aggregate amount of all outstanding claims for Purchaser Losses pursuant to Section 7.  For the purposes of this Section 2.2(b) and Section 7.5, the value of the Closing Shares will be the average per share closing price of Parent Common Stock as reported in The Wall Street Journal for each of the thirty (30) consecutive trading days ending with the third trading day immediately preceding the date such Closing Shares are used to set-off any amount or right it may be entitled to pursuant to this Agreement against any amount, right or obligations owed to the Seller under this Agreement or any Seller Related Agreement.

2.3

Estimated Closing Statement.  The Seller has delivered to Purchaser an estimated Closing Statement that contains the Seller’s good faith estimate of the Net Working Capital of the Seller as at 11:59 p.m. on January 31, 2013 (the “ Estimated Net Working Capital”), and its calculation of the Working Capital Deficit (the “ Estimated Working Capital Deficit”) or Working Capital Surplus (the “Estimated Working Capital Surplus”), if any, based thereon.  The estimated Closing Statement was prepared in accordance with GAAP, certified by an officer of the Seller and prepared applying the methodology set forth in the illustrative calculation attached hereto as Exhibit 2.3, which includes each of the asset and expense line items utilized to calculate Target Working Capital.

2.4

Adjustment of Purchase Price.

(a)

Within ninety (90) days following the Closing Date, the Purchaser shall prepare and deliver to the Seller the Closing Statement and its calculation of the Working Capital Deficit or Working Capital Surplus, if any.  The Closing Statement shall be prepared in accordance with GAAP, certified by an officer of Purchaser and prepared applying the same methodology as was applied by the Purchaser and the Seller in calculating the Target Working Capital.

(b)

The Seller shall have thirty (30) days following receipt of the Closing Statement delivered pursuant to Section 2.4(a) during which to notify the Purchaser of any dispute of any item contained therein, which notice shall set forth in detail the basis for such dispute.  The Purchaser and the Seller shall cooperate in good faith to resolve any such dispute as promptly as possible.  Upon such resolution, the Closing Statement shall be prepared in accordance with the agreement of the Purchaser and the Seller and the calculation of the Working Capital Deficit or Working Capital Surplus, if any, based thereon shall be final and binding upon the parties.  In the event the Seller does not notify the Purchaser of any such dispute within such thirty (30)-day period or notifies the Purchaser within such period that it does not dispute any item contained therein, the Closing Statement delivered pursuant to Section 2.4(a) shall constitute the Final Closing Statement and the Purchaser’s calculation of the Working Capital Deficit or Working Capital Surplus, if any, based thereon shall be final and binding upon the parties.

(c)

In the event the Purchaser and the Seller are unable to resolve any dispute regarding the Closing Statement delivered pursuant to Section 2.4(a) within fifteen (15) days following the Purchaser’s receipt of notice of such dispute, such dispute shall be submitted to, and all issues having a bearing on such dispute shall be resolved by a nationally recognized accounting firm selected by the Purchaser and reasonably satisfactory to the Seller (the “Accounting Referee”).  In resolving any such dispute, the Accounting Referee shall consider only those items or amounts in the

Closing Statement as to which the Seller has disagreed.  The Seller and the Purchaser shall, in accordance with the timetables established by the Accounting Referee, each furnish the Account Referee with such work papers, schedules and other documents and information relating to the unresolved disputed issues as the Accounting Referee may request.  The Accounting Referee’s determination of the Closing Statement and the Working Capital Deficit or Working Capital Surplus, if any, based thereon shall be final and binding on the parties, absent manifest error.  The Accounting Referee shall establish the procedures it shall follow (including procedures regarding the presentation of materials supporting each party’s position) giving due regard to the mutual intention of the Purchaser and the Seller to resolve each of the disputed items and amounts as accurately, quickly, efficiently and inexpensively as possible, but in no event later than thirty (30) days following its engagement.  The scope of the disputes to be resolved by the Accounting Referee shall be limited to whether the preparation of the Final Closing Statement and the calculation of the Net Working Capital and the Working Capital Surplus, or Working Capital Deficit, as the case may be, were prepared and calculated, respectively, consistently with the methodology as was applied by the Purchaser and the Seller in calculating the Target Working Capital as set forth on Exhibit 2.3 and consistently with the definitions of Net Working Capital, Working Capital Surplus and Working Capital Deficit contained herein, and whether there were mathematical errors in the Closing Statement, and the Accounting Referee is not to make any other determination, including any determination as to whether GAAP was followed for the estimated Closing Statement or the Final Closing Statement.  All fees and expenses of the Accounting Referee shall be shared equally by the Seller, on the one hand, and the Purchaser, on the other hand.

(d)

Within five (5) Business Days following the determination of the Final Closing Statement, if (i) there is a Working Capital Surplus, the Purchaser shall pay to the Seller an amount equal to such Working Capital Surplus by an increase in the number of Closing Shares equal to the dollar value of such excess, and (ii) if there is a Working Capital Deficit, the Seller shall pay to the Purchaser an amount equal to such Working Capital Deficit by a reduction and forfeiture of the number of Closing Shares equal to the dollar value of such Working Capital Deficit, or if the value of the Closing Shares is less than such Working Capital Deficit, the Purchaser shall reduce the amount of Earnout Payments owed or payable to Seller by an amount equal to the amount by which such Working Capital Deficit exceeds the value of the Closing Shares (any reduction of Earnout Payments as provided above shall be made in the same proportion to the amounts payable with respect to such Earnout in shares of Parent Common Stock and in a Note, as provided in Section 2.5(c) below).  If a dispute exists between the Seller and the Purchaser regarding the amount of the Net Working Capital reflected in the Closing Statement delivered pursuant to Section 2.4(a), the appropriate party shall pay to the other appropriate party the uncontested amount prior to the determination of the disputed amount in accordance with Section 2.4(c).  For purposes of this Section 2.4(d), the value of the Closing Shares will be the average per share closing price of Parent Common Stock as reported in The Wall Street Journal for each of the thirty (30) consecutive trading days ending with the third trading day immediately preceding the date such Closing Shares are increased or reduced as set forth above in (i) or (ii) above, as the case may be.

2.5

Earnout Payments.

(a)

Publisher Retention Earnout. The Seller shall be entitled to receive, in two installments, Publisher Retention Earnout Payments equaling, in the aggregate, up to $1,000,000 in accordance with this Section 2.5 as follows:

(i)

In the event that the number of Publishers retained by the Purchaser for the initial 180 day period following the Closing Date (the “ Initial Publisher Retention Earnout Period”) is equal to or exceeds eighty-five percent (85%) of the Baseline Number of Publishers (the “ Publisher Retention Target”), the Purchaser shall pay to the Seller an amount equal to the product of (A) $500,000 multiplied by (B) a fraction, the numerator of which is the actual number of Publishers retained by the Purchaser during the Initial Publisher Retention Earnout Period and the denominator of which is the Baseline Number of Publishers (the “ Initial Publisher Retention Earnout Payment”).

(ii)

In the event that (i) the number of Publishers retained by the Purchaser for the second 180 day period following the Closing Date (the “ Second Publisher Retention Earnout Period”) is equal to or exceeds the Publisher Retention Target, the Purchaser shall pay to the Seller an amount equal to the product of (A) $500,000 multiplied by (B) a fraction, the numerator of which is the actual number of Publishers retained by the Purchaser during the Second Publisher Retention Earnout Period and the denominator of which is Baseline Number of Publishers (the “ Second Publisher Retention Earnout Payment”).

(iii)

Notwithstanding the foregoing, in the event that no Publisher ceases doing business with the Purchaser during the 360 day period following the Closing Date, the Purchaser shall pay to the Seller the aggregate amount of $1,000,000; provided, however, that in no event shall the aggregate Publisher Retention Earnout Payments exceed $1,000,000.  The Initial Publisher Retention Earnout Payment and the Second Publisher Retention Earnout Payment shall be collectively referred to herein as the “ Publisher Retention Earnout Payments”.

(iv)

Notwithstanding the foregoing, and subject to Section 2.5(a)(v) below, if any three (3) of the Major Publishers, in the aggregate, cease doing business with the Purchaser during (i) the Initial Publisher Retention Earnout Period, then no Initial Publisher Retention Earnout Payment or Second Publisher Retention Earnout Payment shall be paid to the Seller and (ii) the Second Publisher Retention Earnout Period, then no Second Publisher Retention Earnout Payment shall be paid to the Seller.

(v)

For purposes of this Section 2.5, “Publishers retained by the Purchaser” shall mean all Publishers that maintain a business relationship with the Purchaser: provided that, if any Publisher ceases doing business with the Purchaser during the Initial Publisher Retention Earnout Period or the Second Publisher Retention Earnout Period, as applicable, for any reason other than (i) a termination of the relationship by the Purchaser due to a material breach which has not been cured by Publisher under the applicable Assumed Contract governing the relationship between the Purchaser and Publisher, (ii) a termination of the relationship by the Purchaser as a result of the Publisher’s insolvency or bankruptcy (or similar event) under the applicable Assumed Contract governing the relationship between the Purchaser and the Publisher, or (iii) a termination for convenience or failure to renew by Publisher pursuant to the terms of the applicable Assumed Contract governing the relationship between the Purchaser and Publisher, then such Publisher shall be deemed to be a Publisher that maintains a business relationship with the Purchaser.

(b)

Revenue Goal Earnout.  The Seller shall be entitled to receive, in two installments, Revenue Goal Earnout Payments equaling, in the aggregate, up to $2,000,000 in accordance with this Section 2.5 as follows:

(i)

In the event that Ad Network Revenue for the period beginning on January 1, 2013 and ending on June 30, 2013 (the “ Initial Revenue Goal Earnout Period”) is equal to or exceeds $5,159,700 (the “ Initial Revenue Target”), the Purchaser shall pay to the Seller an amount equal to the lesser of (A) the product of (1) $1,000,000 multiplied by (2) a fraction, the numerator of which is the actual Ad Network Revenue achieved during the Initial Revenue Goal Earnout Period and the denominator of which is $5,733,000 (the “ Initial Revenue Goal Earnout Payment”) and (B) $1,000,000.

(ii)

In the event that Ad Network Revenue for the period beginning on July 1, 2013 and ending on December 31, 2013 (the “ Second Revenue Goal Earnout Period” and, together with the Initial Revenue Goal Earnout Period, the Initial Publisher Retention Earnout Period and the Second Publisher Retention Earnout Period, each an “ Individual Earnout Period”) is equal to or exceeds $6,407,100 (the “Second Revenue Target”), the Purchaser shall pay to the Seller an amount equal to the lesser of (A) the product of (1) $1,000,000 multiplied by (2) a fraction, the numerator of which is the actual Ad Network Revenue achieved during the Second Revenue Goal Earnout Period and the denominator of which is $7,119,000 (the “ Second Revenue Goal Earnout Payment”) and (B) $1,000,000.

(iii)

Notwithstanding the foregoing, in the event that the Ad Network Revenue achieved in the period beginning on January 1, 2013 and ending on December 31, 2013 (the foregoing period, the “ Total Earnout Period”) is equal to or exceeds an aggregate of $12,852,000, the Purchaser shall pay to the Seller the aggregate amount of $2,000,000; provided, however, that in no event shall the aggregate Revenue Goal Earnout Payments exceed $2,000,000.  The Initial Revenue Goal Earnout Payment and the Second Revenue Goal Earnout Payment shall be collectively referred to herein as the “ Revenue Goal Earnout Payments”.

(c)

Each Earnout Payment, if any, shall be paid as follows:

(i)

One-third (1/3) of such Earnout Payment shall be paid by issuing a promissory note to the Seller, which promissory note shall mature on the four (4) year anniversary of the Closing Date, in the form attached hereto as Exhibit 2.5(c)(i) (each such promissory note, a “Note”); and

(ii)

Two-thirds (2/3) of such Earnout Payment shall be paid by the issuance of unregistered shares of Parent Common Stock to the Seller, which shares shall be valued using the average per share closing price of Parent Common Stock as reported in The Wall Street Journal for each of the thirty (30) consecutive trading days ending with the third trading day immediately preceding the date of such Earnout Payment.

(d)

During the Total Earnout Period, the Purchaser shall not, under any circumstances, act in an arbitrary or commercially unreasonable manner in the conduct or operation of the Business if, at the time such action is taken, such action would be deemed to be reasonably likely to interfere with the achievement of any Earnout Payment.

(e)

The Purchaser shall provide the Seller with a written notification seventy-five (75) days following the expiration of each Individual Earnout Period confirming whether or not an Earnout Payment shall be paid (an “ Earnout Notice”).  Each Earnout Notice shall include a certification by the Purchaser as to the calculation of such Earnout Payment, as well as supporting documentation as may be reasonably requested by the Seller.  The Seller shall have access during regular business hours, on reasonable prior written notice to the Purchaser, to such records as are reasonably necessary to confirm the calculations upon which the Earnout Payment, or the failure to pay the Earnout Payment, is based.  If the Seller objects to the Purchaser’s calculation of an Earnout Payment or failure to pay an Earnout Payment within fifteen (15) days after receiving the applicable Earnout Notice, then the Seller and the Purchaser shall attempt in good faith to resolve the matter or matters in dispute and any required payment shall be made within five (5) Business Days following such resolution.  If such dispute cannot be resolved within twenty (20) Business Days after the Seller initially notifies the Purchaser of the dispute, then the specific matters in dispute shall be submitted to the Accounting Referee, which firm shall make a final and binding determination as to such matter or matters.  Seller and Purchaser shall use their best efforts to cause the Accounting Referee to send, as soon as practicable (but in any event within twenty (20) Business Days after being retained), its written determination as to such disputed matters to the Purchaser and the Seller, whereupon the Accounting Referee’s determination of such matters shall, absent manifest error, be binding on the Seller and the Purchaser, and any required payment shall be paid within five (5) Business Days following receipt by the parties of the Accounting Referee’s determination.  Expenses with respect to the engagement of the Accounting Referee shall be apportioned between the Purchaser and the Seller based upon the inverse proportion of the disputed amounts resolved in favor of such party.  If the Seller does not object to the Purchaser’s calculation of an Earnout Payment, such Earnout Payment shall be made no later than one hundred ten (110) days following completion of the applicable Individual Earnout Period.

(f)

Anything to the contrary herein notwithstanding, the Purchaser may offset, in whole or in part, any obligations owed to the Purchaser by Seller pursuant to Section 5.9(b) and Section 7 hereof against the Earnout Payments that would otherwise be owing to the Seller.

2.6

Allocation of Purchase Price.  The Purchase Price shall be allocated as set forth on Exhibit 2.6.  The Purchaser and the Seller shall file their Tax Returns (and IRS Form 8594, if applicable) on the basis of such allocation, as it may be amended, and neither party shall thereafter take a Tax Return position inconsistent with such allocation unless such inconsistent position shall arise out of or through an audit or other inquiry or examination by the Internal Revenue Service or other Governmental Body.

SECTION 3
REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as set forth on the Seller Disclosure Schedule (which shall qualify the representations and warranties of the Seller set forth in this Section 3 and which shall be organized in parts corresponding to the numbering in this Section 3 with disclosures in each part specifically corresponding to a particular Section and Subsection of this Section 3), the Seller hereby represents and warrants to the Purchaser as follows as of the date hereof:

3.1

Organization; Standing and Power; Subsidiaries.

(a)

The Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and assets and to carry on the Business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section 3.1(a) of the Seller Disclosure Schedule, which jurisdictions constitute as of the Agreement Date the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary or advisable, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect.

(b)

The Seller has no Subsidiaries.  The Seller does not own any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity.

3.2

Authority; Binding Nature of Agreement.  The Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and any Seller Related Agreement to which it is a party, and the execution, delivery and performance by the Seller of this Agreement and any Seller Related Agreement to which it is a party have been duly authorized by all necessary action on the part of the Seller. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

3.3

Absence of Restrictions and Conflicts; Required Consents.  Neither (1) the execution, delivery or performance by the Seller of this Agreement or any of the Seller Related Agreements, nor (2) the consummation of the transactions contemplated by this Agreement or any of the Seller Related Agreements, will directly or indirectly (with or without the giving of notice or the lapse of time or both):

(a)

contravene, conflict with or result in a violation of any of the provisions of the Seller Constituent Documents;

(b)

to the Seller’s Knowledge, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or any of the Seller Related Agreements or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which the Seller, or any of the Acquired Assets, is subject;

(c)

contravene, conflict with or result in a material violation or breach of, or result in a material default under, any provision of any Seller Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Seller Contract, or (ii) modify, terminate, or accelerate any material right, liability or obligation of the Seller under any such Seller Contract, or charge any fee, penalty or similar payment to the Seller under any such Seller Contract; or

(d)

result in the imposition or creation of any Encumbrance upon or with respect to any Acquired Asset.

Except as set forth on Section 3.3 of the Seller Disclosure Schedule, no filing with, notice to or consent from any Person is required in connection with (i) the execution, delivery or performance by the Seller of this Agreement or any of the Seller Related Agreements, or (ii) the consummation of any of the other transactions contemplated by this Agreement or any of the Seller Related Agreements.

3.4

Seller Financial Statements.

(a)

Section 3.4(a) of the Seller Disclosure Schedule includes accurate and complete copies of the following financial statements (collectively, the “Seller Financial Statements”):

(i)

The audited balance sheet of the Seller as of December 31, 2011 (the “Balance Sheet”), and the related audited statement of income for the period then ended, together with the qualified reports of McGladrey LLP relating thereto; and

(ii)

the unaudited balance sheet of the Seller as of December 31, 2012 (the “Interim Balance Sheet”) and the related statement for the twelve (12) months then ended.

(b)

The Balance Sheet and, to the Knowledge of the Company and subject to the completion of the 2012 Audit, the Interim Balance Sheet:  (i) is true and complete and has been prepared in conformity with (A) the books and records of the Seller and (B) GAAP applied on a consistent basis throughout the periods covered thereby (except the Seller Financial Statements lack footnotes and other presentation items required by GAAP and are subject to normal year-end adjustments); and (ii) fairly presents the financial condition of the Seller as of such dates and the results of the Seller’s operations, changes in stockholders’ equity and cash flows for the periods then ended.  No financial statement of any Person other than the Seller is required by GAAP to be included in the Seller Financial Statements.

(c)

There are no liabilities or obligations of the Seller of any kind whatsoever (absolute, accrued, contingent, determined, determinable or otherwise), whether known or unknown, that are required to be reflected on a balance sheet prepared in accordance with GAAP, except such liabilities or obligations (i) that are fully reflected or provided for in the Balance Sheet or the Interim Balance Sheet or the notes thereto, (ii) that have arisen in the ordinary course of business, consistent with past practice, since the date of the Interim Balance Sheet and of a type reflected or provided for in the Interim Balance Sheet, (iii) that arise under or pursuant to any Seller Contract which are to be performed or incurred after the Closing and are apparent from the plain reading of such Seller Contract, and (iv) as set forth in Section 3.4(c) of the Seller Disclosure Schedule .

3.5

Absence of Changes.  Since January 1, 2013:

(a)

Seller has conducted the Business in the ordinary course consistent with past practices;

(b)

no Seller Material Adverse Effect has occurred, and no event, occurrence, development or state of circumstances or facts has occurred that will, or could reasonably be expected to, individually or in the aggregate, have such a Seller Material Adverse Effect;

(c)

there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Acquired Assets (whether or not covered by insurance);

(d)

no party to any material Seller Contract has given notice to the Seller of any intention not to renew, not to extend, to cancel or otherwise terminate or materially modify its business relationship with the Seller;

(e)

the Seller has not (i) entered into or permitted any of the Acquired Assets to become bound by any Contract that is a material Contract, (ii) entered into or permitted any of the Acquired Assets to become bound by any Contract other than in the ordinary course of business, consistent with past practice, or (iii) amended or prematurely terminated, or waived any right or remedy under, any Seller Contract;

(f)

the Seller has not (i) written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness, or (ii) increased any reserves for contingent liabilities (excluding any adjustment to bad debt reserves in the ordinary course of business consistent with past practices);

(g)

the Seller has not made any pledge of any of the Acquired Assets or otherwise permitted any of the Acquired Assets to become subject to any Encumbrance;

(h)

the Seller has not threatened, commenced or settled any Legal Proceeding;

(i)

the Seller has not agreed to take, or committed to take, any of the actions referred to in clauses (d) through (i) above.

3.6

Title to and Sufficiency of the Acquired Assets.

(a)

The Seller has and shall convey to the Purchaser at the Closing good, valid, transferable and marketable title to, or valid leasehold interests in, all of the Acquired Assets, free and clear of all Encumbrances, except for Permitted Encumbrances.

(b)

The Acquired Assets constitute all of the properties and assets (whether real, personal or mixed and whether tangible or intangible) necessary and sufficient to permit the Purchaser to conduct the Business after the Closing in the ordinary course consistent with past practices.

3.7

Real Property.

(a)

The Seller does not own, and has never owned, any real property and is not obligated and does not have an option to acquire an ownership interest in any real property.

(b)

Section 3.7(b) of the Seller Disclosure Schedule includes a complete list of Leased Real Property and the leases under which such Leased Real Property is leased, subleased or licensed, including all amendments or modifications to such leases (the “ Leases”).  The Seller has made available to the Purchaser complete copies of all Leases.  The Seller is not a party to any lease, sublease, license, assignment or similar arrangement under which it is a lessor, sublessor, licensor or assignor of, or otherwise makes available for use by any third party of, any portion of the Leased Real Property, and the Seller is not in material violation of any zoning, building, safety or environmental ordinance, acquisition or requirement or Law applicable to such Leased Real Property.  With respect to each Lease, (i) the Lease is legal, valid, binding, enforceable according to its terms and in full force and effect; (ii) the Seller is not materially, nor, to the Knowledge of the Seller, is any other party to such Lease, in breach or default under such Lease, and no event has occurred which, with notice or lapse of time or both, would constitute a material breach or default under such Lease; (iii) each Lease will continue to be legal, valid, binding, enforceable in accordance with its terms and in full force and effect immediately following the Closing, except as may result from actions that may be taken following the Closing; and (iv) the Seller does not owe any brokerage commissions or finder’s fees with respect to any such Lease which is not paid or accrued in full.

(c)

No Real Property is subject to (i) any Encumbrances, (ii) any decree or order of a Governmental Body (or, to the Knowledge of the Seller, threatened or proposed decree or order of a Governmental Body), or (iii) any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever.

3.8

Personal Property.

(a)

All items of tangible personal property and assets included in the Acquired Assets (i) are free of material defects and in good operating condition and in a state of good maintenance and repair, subject to ordinary wear and tear, and (ii) were acquired and are usable in the regular and ordinary course of business.  All of the tangible personal property and assets included in the Acquired Assets are located at the Real Property.

(b)

No Person other than the Seller owns any equipment or other tangible personal property or asset that is necessary to the operation of the Seller’s Business, except for the leased equipment, property or assets listed on Section 3.8(b) of the Seller Disclosure Schedule.

(c)

Section 3.8(c) of the Seller Disclosure Schedule sets forth a true, correct and complete list and general description of each item of tangible personal property included in the Acquired Assets having a book value of more than $500.00.

3.9

Intellectual Property.

(a)

The Seller (i) owns or (ii) has the valid right or license to use all Business Intellectual Property for the Business as currently conducted.  As used in this Agreement, “ Business Owned IP Rights” means Business Intellectual Property that is  owned by the Seller; and “ Business Licensed IP Rights” means Business Intellectual Property that is not Business Owned IP Rights. For the avoidance of doubt, the term “Business Intellectual Property” includes both Business Licensed IP Rights and Business Owned IP Rights.

(b)

Neither the execution, delivery and performance of this Agreement or the Seller Related Agreements nor the consummation of the transactions contemplated by this Agreement will:  (i) constitute a material breach of or default under any instrument, license or other Contract governing any Business Intellectual Property (collectively, the “ Business Intellectual Property Agreements”); (ii) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Business Intellectual Property; or (iii) materially impair the right of the Seller or Purchaser to  use any Business Intellectual Property or portion thereof in the Business as currently conducted.  There are no royalties, honoraria, fees or other payments payable by the Seller to any Person (other than salaries payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the use of any Business Intellectual Property by the Seller in the conduct of the Business and none shall become payable as a result of the consummation of the transactions contemplated by this Agreement.  After the date hereof, all Business Owned IP Rights will be fully transferable, alienable or licensable by Purchaser without restriction and without payment of any kind to any third party.

(c)

Section 3.9(c) of the Seller Disclosure Schedule sets forth a list (by name and version number, if applicable) of each of the products and services currently produced, manufactured, marketed, licensed, sold, or distributed by the Seller in connection with the operation of the Business and each product and service currently under development by the Seller in connection with the operation of the Business (each, a “ Business Product or Service”).  Neither the current operation of the Business nor the, development, manufacture, marketing, licensing, sale, offering for sale, distribution, or use in accordance with the terms and conditions of use applicable thereto of any Business Product or Service violates any license or other Contract between the Seller, on the one hand, and any Person, on the other hand. Except as set forth on Section 3.9 (c) of the Seller Disclosure Schedule, Business Owned IP Rights do not infringe or misappropriate, or, to the Knowledge of the Seller, will not infringe or misappropriate, any Intellectual Property right of any other Person.  There is no pending, or to the Knowledge of the Seller, threatened, claim or litigation contesting the validity, ownership or right of the Seller to exercise any Business Owned IP Rights  in the conduct of the Business, nor to the Knowledge of the Seller, is there any legitimate basis for any such claim.  The Seller has not received any written notice asserting that any Business Owned IP Rights or any Business Product or Service or the proposed use, development, manufacture, sale, offering for sale, licensing, or distribution of any Business Product or Service conflicts with or infringes or shall conflict with or infringe the Intellectual Property Rights of any Person, and to the Knowledge of the Seller, there is no legitimate basis for any such assertion.  The Seller has not received any written notice or offer from any Person offering a license under any Business Intellectual Property (including but not limited to Patents and related rights).  The Seller has not received any opinion of Seller’s counsel that any Business Product or Services or the operation of the Business, infringes or misappropriates any Intellectual Property of a third party.

(d)

Neither the Seller nor the Business is subject to any proceeding or outstanding order, Contract or stipulation (i) restricting in any manner the use, distribution, transfer, or licensing by the Seller of any Business Owned IP Rights which may affect the validity, use or enforceability of any Business Owned IP Rights, or (ii) restricting the conduct of the Business.

(e)

To the Knowledge of the Seller, no current or former employee, consultant or independent contractor of the Seller:  (i) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, nondisclosure agreement, noncompetition agreement or any other Contract with any other party by virtue of being employed by, or performing services for, the Seller or using Trade Secrets or proprietary information of others without permission; or (ii) has developed any technology, Software or other copyrightable, patentable or otherwise proprietary work for the Seller  during a period of time during which they were working on the Business  for the Seller that is subject to any Contract under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property) in or to such technology, Software or other copyrightable, patentable or otherwise proprietary work.  To the Knowledge of the Seller, neither the Seller’s employment of any employee, nor its use of the services of any consultant or independent contractor subjects the Seller or Business to any liability to any Person for improperly soliciting such employee, consultant or independent contractor to work for the Seller, whether such liability is based on Seller’s contractual or other legal obligations to such Person.

(f)

The Seller has taken reasonable steps to protect, preserve and maintain the secrecy and confidentiality of Business Intellectual Property and to preserve and maintain all of the Seller’s interests, proprietary rights and Trade Secrets in Business Intellectual Property.  All current and former officers, employees, consultants and independent contractors of the Seller having access to proprietary information of the Seller, its respective Customers or business partners and inventions owned by the Seller, have executed and delivered to the Seller an agreement regarding the protection of such proprietary information and the assignment of inventions to the Seller (in the case of proprietary information of the Seller’s Customers and business partners, to the extent required by such Customers and business partners); and copies of all such agreements have been made available to Purchaser for review. The Seller has secured valid written assignments from all of Seller’s current and former consultants, independent contractors and employees who were involved in, or who contributed to, the creation or development of any Business Owned IP Rights.  To the Knowledge of the Seller, no current or former employee, officer, director, consultant or independent contractor of the Seller has any right, license, claim or interest whatsoever in or with respect to any Business Owned IP Rights.

(g)

Section 3.9(g) of the Seller Disclosure Schedule sets forth a list and description of all technology, Software or Intellectual Property developed or otherwise owned by a third party that is incorporated into, integrated or bundled with, or used by the Seller in the offering for sale, development, manufacture or compilation of any of Business Products or Services (“ Third Party Product Technology”).  Each Contract pursuant to which the Seller licenses any Third Party Product Technology is identified in Section 3.9(g) of the Seller Disclosure Schedule.  The Business Intellectual Property and Third Party Product Technology include all of the Intellectual Property used by Seller in the conduct of the Business as currently conducted by Seller and there are no other items of intellectual Property that are material to the ordinary conduct of Business as currently conducted by Seller.

(h)

Section 3.9(h) of the Seller Disclosure Schedule contains a true and complete list of (i) all worldwide registrations made by or on behalf of the Seller of any Patents, Copyrights, Marks, Internet domain names or Internet or World Wide Web URLs or addresses with any Governmental Body or quasi-governmental authority, including Internet domain name registries, (ii) all applications, registrations, filings and other formal written governmental actions made or taken pursuant to applicable Law by the Seller to secure, perfect or protect their respective interests in Business Owned IP,  including all patent applications, copyright applications, mask work applications and applications for registration of trademarks and service marks, and where applicable the jurisdiction in which each of the items of Business Owned IP has been applied for, filed, issued or registered, and (iii) all interparty proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere else in the world) related to any of the Business Owned IP  (collectively, the “ Business Registered IP Rights”).  All registered Patents, Marks, Internet domain names, Internet or World Wide Web URLs or addresses, Copyrights and mask work rights held by the Seller are, to the Knowledge of the Seller, valid, enforceable and subsisting.  The Seller is the record owner of each of the Business Registered IP Rights.  The Seller has timely paid all fees or charges to maintain the Internet domain names listed on Section 3.9(h) of the Seller Disclosure Schedule as such fees or charges have become due.

(i)

The Seller owns all right, title and interest in and to all Business Owned IP Rights, free and clear of all Encumbrances and licenses (other than licenses and rights listed in Section 3.9(i) of the Seller Disclosure Schedule and Permitted Encumbrances).

(j)

Section 3.9(j) of the Seller Disclosure Schedule contains a true and complete list of all licenses, sublicenses and other Contracts to which the Seller is a party and pursuant to which any Person is authorized to use any Business Owned IP Rights (other than licenses granted by Seller to Customers in the Ordinary Course of Business in respect of use of any Business Product or

Service).  None of the licenses or other Contracts listed in Section 3.9(i) of the Seller Disclosure Schedule grants any third party exclusive rights to or under any Business Owned IP Rights or grants any third party the right to sublicense any of such Business Owned IP Rights.  The Seller has not transferred any ownership interest in any Business Owned IP Rights that is or was owned by the Seller to any third party, or knowingly permitted the Seller’s rights in such Business Owned IP Rights to lapse or enter the public domain (other than through the expiration of Registered Intellectual Property at the end of its statutory term).

(k)

Neither the Seller nor any other party acting on its behalf has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party of, any Business Source Code (as defined below).  No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) shall, or would reasonably be expected to (including but not limited to the entering into of this Agreement or the Seller Related Agreements or the consummation of the transactions contemplated hereby or thereby), result in the disclosure or delivery by the Seller or any other party acting on their behalf to any party (excluding the Purchaser) of any Business Source Code.  Section 3.9(k) of the Seller Disclosure Schedule identifies each Contract pursuant to which the Seller has deposited, or is or may be required to deposit, with an escrow agent or other party, any Business Source Code and further describes whether the execution of this Agreement or the Seller Related Agreements or the consummation of the transaction contemplated hereby or thereby, in and of itself, would reasonably be expected to result in the deposit into escrow or the release from escrow of any Business Source Code.  As used in this Section 3.9(k), “Business Source Code” means, collectively, any human readable software source code, or any material portion or aspect of the software source code, or any material proprietary information or algorithm contained in or relating to any software source code that constitutes any Business Owned IP Rights or for any Business Product or Service.

(l)

To the Knowledge of the Seller, there is no unauthorized use, disclosure, infringement or misappropriation of any Business Intellectual Property by any third party, including any employee or former employee or independent contractor or former independent contractor of the Seller.  The Seller has not agreed to indemnify any person for any infringement of any Intellectual Property of any third party by any Business Product or Service that has been sold, licensed to third parties, leased to third parties, supplied, marketed, distributed or provided by the Seller (except pursuant to licenses granted by the Seller to Customers in the Ordinary Course of Business in respect of use of any Business Product or Service).

(m)

All Business Products or Services provided by or through the Seller to Customers on or prior to the date hereof conform in all material respects to applicable contractual commitments in respect thereof, and the Seller has no material liability (and, to the Knowledge of the Seller, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Seller giving rise to any material liability relating to the foregoing Contracts) for damages in connection therewith in excess of any reserves therefor reflected on the Balance Sheet.  The Seller has made available to the Purchaser all existing documentation and notes relating to the testing of the Business Products or Services and plans and specifications for the Business Products or Services currently under development by the Seller.

(n)

No government funding, facilities of a university, college, other educational institution or research center, was used in the development of Business Owned IP Rights.  To the Knowledge of the Seller, no current or former employee, consultant or independent contractor of the

Seller who was involved in, or who contributed to, the creation or development of any Business Intellectual Property has performed services for any government, for a university, college or other educational institution or for a research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Seller.

(o)

Section 3.9(o) of the Seller Disclosure Schedule lists all Open Source Materials that have been incorporated into, combined with or distributed with any Business Products or Services, or that are otherwise used by the Seller in any way in the conduct of the Business. As used in this Section 3.11, “Open Source Materials” (i) means any Software that (1) contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free Software, open source Software (e.g., without limitation, Linux) or (2) requires as a condition of its use, modification or distribution that it, or other Software incorporated, distributed with, or derived from it, be disclosed or distributed in source code form or made available at no charge and (ii) includes without limitation software licensed under the GNU’s General Public License (GPL) or Lesser/Library GPL, the Mozilla Public License, the Netscape Public License, the Sun Community Source License, the Sun Industry Standards License, the BSD License, a Microsoft Shared Source License, the Common Public License, the Apache License, and any license listed at www.opensource.org.  Section 3.9(o) of the Seller Disclosure Schedule describes the manner in which such Open Source Materials were used in the conduct of the Business (such description shall include whether (and, if so, how) the Open Source Materials were modified and/or distributed by the Seller).  The Seller is in full compliance with the terms and conditions of all licenses for the Open Source Materials used in the conduct of the Business.

(p)

The Seller has not (i) incorporated Open Source Materials into, or combined Open Source Materials with, Business Intellectual Property or Business Products or Services; (ii) distributed Open Source Materials in conjunction with any Business Intellectual Property or Business Products; or (iii) used Open Source Materials in such a way that, with respect to clause (i), (ii), or (iii), creates, or purports to create, obligations for the Seller with respect to any Business Intellectual Property, or grants, or purport to grants, to any third party, any rights or immunities under any Business Intellectual Property (including using any Open Source Materials that require, as a condition of use, modification or distribution of such Open Source Materials that other Software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no charge).

(q)

The Seller is not now nor has ever been a member or promoter of, or a contributor to, any industry standards body or any similar organization that could reasonably be expected to require or obligate the Seller to grant or offer to any other Person any license or right to any Business Owned IP Rights.  The Seller has no present obligation (and there is no substantial basis to expect that there will be a future obligation) to grant or offer to any other Person any license or right to any Business Owned IP Rights by virtue of Seller’s membership in, promotion of, or contributions to any industry standards body or any similar organization.

(r)

The Seller has complied with all applicable Laws and their respective privacy policies relating to the use, collection, storage, disclosure and transfer of any personally identifiable information collected or obtained by the Seller or by third parties having authorized access to the records of the Seller.  The execution, delivery and performance of this Agreement, will comply with all applicable Laws relating to privacy and with the Seller’s privacy policies and the privacy requirements contained in any Contract to which the Seller is a party.  The Seller has not received a complaint regarding the Seller’s use, collection, storage, disclosure or transfer of personally identifiable information.  After the date hereof, the Purchaser will be entitled, without notice, consent or the payment of any kind to any Person, to use, collect, store, disclose and transfer any and all personally identifiable information in the possession, custody or control of the Purchaser to the same extent the Seller would have been able to had the transaction contemplated by this Agreement not occurred.  To the Knowledge of the Seller, the Seller has not experienced any breach of security or otherwise unauthorized access by third parties to confidential information, including personally identifiable information in the Seller’s possession, custody or control.

(s)

The Business Owned IP Rights are not owned by or registered in the name of any current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor or other party nor does any such person have any interest therein or right thereto, including but not limited to the right to royalty payments or moral rights, and there does not exist any document or other evidence of any such interest or right.

3.10

Contracts.

(a)

Section 3.10(a) of the Seller Disclosure Schedule sets forth a true, correct and complete list of the following Contracts currently in force to which the Seller is a party or under which the Seller has continuing liabilities and/or obligations:

(i)

each Contract relating to the employment of, or the performance of services by, any Person, relating to the Business, including any employee, consultant or independent contractor other than standard offer letters executed between the Seller and any employee in the Ordinary Course of Business, true and correct copies of which have been delivered to the Purchaser;

(ii)

each Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Intellectual Property related to the Business;

(iii)

all Contracts that are related to the Business that (A) limit, or purport to limit, the ability of the Seller, or any officers or directors, employees, shareholders or other equity holders, agents or representatives of the Seller (in their capacity as such) to compete with the Business or with any Person or in any geographic area or during any period of time, (B) would by their terms purport to be binding upon or impose any obligation upon any Affiliate of the Seller, (C) contain any so called “most favored nation” provisions or any similar provision requiring the Seller to offer a third party terms or concessions (including levels of service or content offerings) at least as favorable as offered to one or more other parties or (D) provide for “exclusivity,” preferred treatment or any similar requirement or under which the Seller or any of its Affiliates is restricted with respect to distribution, licensing, marketing, co-marketing or development;

(iv)

bonds, debentures, notes, credit or loan agreements or loan commitments, mortgages or other similar Contracts relating to the borrowing of money or the deferred purchase price of property or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of the Seller;

(v)

each Contract relating to the creation of any Encumbrance with respect to any Acquired Asset;

(vi)

each Contract relating to the Business that creates or relates to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

(vii)

each Contract relating to the Business and providing for “earn outs,” “performance guarantees,” or other similar contingent payments, by or to the Seller involving more than $5,000 over the term of any such Contract;

(viii)

Contracts for capital expenditures or the acquisition or construction of fixed assets requiring the payment by the Seller of an amount in excess of $5,000;

(ix)

Contracts for the cleanup, abatement or other actions in connection with any Materials of Environmental Concern, the remediation of any existing environmental condition or relating to the performance of any environmental audit or study;

(x)

Contracts granting any Person an option or a right of first refusal, first-offer or similar preferential right to purchase or acquire any Acquired Assets;

(xi)

Contracts that relate to the Business and are for the granting or receiving of a license, sublicense or franchise or under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment;

(xii)

Contracts with Customers or Suppliers; and

(xiii)

any other Contract related to the Business that (A) contemplates or involves (1) the payment or delivery of cash or other consideration in an amount or having a value in excess of $5,000 in the aggregate, or (2) the purchase or sale of any product, or performance of services by or to the Seller having a value in excess of $10,000 in the aggregate, or (B) has a term of more than sixty (60) days and that may not be terminated by the Seller (without penalty) within thirty (30) days after the delivery of a termination notice by the Seller.

(b)

The Seller has delivered to the Purchaser accurate and complete copies of all written Seller Contracts related to the Business or identified in this Section 3.10 (the “ Business Contracts”).  Section 3.10(b) of the Seller Disclosure Schedule provides an accurate description of the terms of each Business Contract that is not in written form.  Each Business Contract is valid and in full force and effect, is enforceable by the Seller and, to the Knowledge of Seller, the other parties thereto in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, and after the Closing will continue to be legal, valid, binding and enforceable on identical terms.  The consummation of the transactions contemplated hereby shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from the Seller, the Purchaser or any of its Affiliates to any Person or give any Person the right to terminate or alter the provisions of any Business Contract.

(c)

The Seller has not violated or breached, or committed any default under, any Business Contract, and, to the Knowledge of the Seller, no other Person has violated or breached, or committed any default under, any Business Contract.

(d)

To the Knowledge of Seller, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a material violation or breach of any of the provisions of any Business Contract; (ii) give any Person the right to declare a material default or exercise any remedy under any Business Contract, except where such remedy would not have a Material Adverse Effect; (iii) give any Person the right to accelerate the maturity or performance of any Business Contract; or (iv) give any Person the right to cancel, terminate or modify any Business Contract.

(e)

The Seller has not received any written notice or other written communication regarding any actual or possible violation or breach of, or default under, any Business Contract.

(f)

The Seller has not waived any of its rights under any Business Contract.

3.11

Compliance with Law; Governmental Authorizations.

(a)

The Seller is, and has at all times been, in material compliance with all applicable Laws.  The Seller has not received any written notice or other written communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Law.

(b)

Section 3.11(b) of the Seller Disclosure Schedule identifies each Governmental Authorization held by the Seller that relates to the Business, and the Seller has delivered to the Purchaser accurate and complete copies of all such Governmental Authorizations.  The Governmental Authorizations held by the Seller are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Seller to conduct the Business in the manner in which the Business is currently being conducted and as presently planned to be conducted.  The Seller is in compliance with the terms and requirements of the respective Governmental Authorizations held by the Seller.  The Seller has not received any written notice or other written communication from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.  Section 3.11(b) of the Seller Disclosure Schedule identifies with an asterisk each Governmental Authorization set forth therein which by its terms cannot be transferred to the Purchaser at Closing.  Any Governmental Authorization not so identified can be transferred to Purchaser without any notice to or consent or approval from any Governmental Body.

3.12

Tax Matters.

(a)

All federal income Tax Returns and all other material Tax Returns required to have been filed by the Seller have been duly and timely filed, and each such Tax Return was correct and complete in all material respects and has been prepared in compliance with all applicable Law.  No claim has ever been made by a Governmental Body in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation or to a requirement to file Tax Returns in that jurisdiction.

(b)

All Taxes due and owing by the Seller (whether or not shown on any Tax Return) have been paid or will be paid prior to the Closing and the Seller is not currently delinquent with respect to the payment of any Tax.

(c)

The Seller has withheld all amounts of Taxes required to be withheld from its employees, agents, contractors, creditors, members and third parties and remitted such amounts to the proper Governmental Body and filed all federal, state, local and foreign returns and reports with respect to employee income Tax withholding, social security, unemployment, and other similar Taxes, all in compliance with the withholding provisions of the Code, or any prior provision of the Code and other applicable Law.

(d)

There is no audit, claim, action, suit, proceeding or investigation currently pending against the Seller in respect of any Taxes nor has the Seller been informed in writing of the commencement or anticipated commencement of any such activity and the Seller does not have any actual knowledge of the anticipated commencement of any such activity.  There are no Encumbrances on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax, other than Encumbrances for Taxes not yet due and payable.  The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

3.13

Seller Benefit Plans.

(a)

Section 3.13(a) of the Seller Disclosure Schedule contains a true, correct and complete list of each Seller Benefit Plan and ERISA Affiliate Plan.

(b)

No Seller Benefit Plan or ERISA Affiliate Plan is or was subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, and no Seller Benefit Plan or ERISA Affiliate Plan is or was a “multiemployer plan” (as defined in Section 3(37) of ERISA), nor has the Seller or any of its ERISA Affiliates ever sponsored, maintained, contributed to, or had any liability or obligation with respect to, any such Seller Benefit Plan or ERISA Affiliate Plan.

(c)

Each Seller Benefit Plan or ERISA Affiliate Plan has been operated and administered in all material respects in accordance with its terms and in compliance with all Applicable Benefit Laws.  The Seller has performed and complied in all material respects with all of its obligations under or with respect to the Seller Benefit Plans, and no act or omission has occurred in connection with or related to any Seller Benefit Plan or ERISA Affiliate Plan that could result in, any material liability to the Purchaser, including any material liability, tax, penalty or fee under any Applicable Benefit Law.  There are no current or threatened in writing Encumbrances attributable to any Seller Benefit Plan or ERISA Affiliate Plan.

(d)

Each Seller Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter and nothing has occurred subsequent to the date of such favorable determination letter that could adversely affect the qualified status of any such plan.

(e)

All contributions and premium payments (including all employer contributions and employee salary reduction contributions) that are due with respect to each Seller Benefit Plan have been made within the time periods prescribed by ERISA and the Code except where failure to do so does not result in a material liability, and all Seller Benefit Plan liabilities of the Seller for any period ending on or before or including the Closing Date have either been satisfied in full or have been accrued on the Seller Financial Statements.

3.14

Employee Matters.

(a)

The Seller is, and has at all times been, in compliance in all material respects with all applicable Laws and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including Laws for job applicants and employee background checks, meal and rest period for employees, accrual and payment of vacation pay and paid time off, classifying employees as exempt or non-exempt, crediting all non-exempt employees for all hours worked, deductions from final pay of all terminated employees and classifying independent contractors.

(b)

The Seller has not made any written or verbal commitments to any officer, employee, former employee, consultant or independent contractor of the Seller with respect to compensation, promotion, retention, termination, severance or similar matter in connection with the transactions contemplated hereby.

3.15

Labor Relations.  The Seller is not and has not been engaged in any unfair labor practice and the Seller is not aware of any pending or threatened labor board proceeding of any kind.  The Seller is in compliance in all material respects with all Labor Laws.  No citations, claims, complaints, grievances, charges, disputes, proceedings, examinations, audits, inquiries, investigations or other actions have been issued or filed or are pending or threatened in writing under the Labor Laws with respect to the Seller.

3.16

Environmental Matters.

(a)

To the Knowledge of the Seller, the Seller is in material compliance with all applicable Environmental Laws, which compliance includes the possession by the Seller of all Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.  All Governmental Authorizations currently held by the Seller pursuant to Environmental Laws are identified in Section 3.16(a) of the Seller Disclosure Schedule.

(b)

The Seller has not received any written notice or other written communication, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Seller is not in compliance with any Environmental Law, and, to the Knowledge of the Seller, there are no circumstances that may prevent or interfere with the Seller’s compliance with any Environmental Law in the future.

(c)

To the Knowledge of the Seller, no current or prior owner of any property leased or controlled by the Seller has received any written notice or other written communication, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Seller are not in compliance with any Environmental Law.

(d)

The Seller has not entered into or agreed to enter into, and the Seller has no present intent to enter into, any consent decree or order, and the Seller is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Materials of Environmental Concern under, any applicable Environmental Law.

3.17

Related Party Transactions.  Except as set forth in Section 3.17 of the Seller Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since the Seller’s inception had, any direct or indirect interest in any Acquired Asset; (b) no Related Party is, or has

been, indebted to the Seller; (c) since the Seller’s inception, no Related Party has entered into, or has had any direct or indirect financial interest in, any Business Contract, transaction or business dealing involving the Seller that is related to the Business; (d) no Related Party is competing, or has at any time competed, directly or indirectly, with the Seller with respect to the Business; and (e) no Related Party has any claim or right against the Seller (other than rights to receive compensation for services performed as an employee of Seller or to receive consideration in connection with this transaction).

3.18

Legal Proceedings; Orders.

(a)

There is no pending Legal Proceeding and, to the Knowledge of Seller, no Person has threatened in writing to commence any Legal Proceeding (i) that involves the Seller and relates to the Business or any of the Acquired Assets, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement or any of the Seller Related Agreements.  To the Knowledge of the Seller, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b)

There is no order, writ, injunction, judgment or decree to which the Seller, or any of the Acquired Assets, is subject.  No officer or other employee is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Business.

3.19

Customers and Suppliers. Section 3.19 of the Seller Disclosure Schedule contains a true, correct and complete list of the names and addresses of the Customers and Suppliers.  No Customer (or former Customer) or Supplier (or former Supplier) during the prior twelve (12) months has canceled, terminated or made any threat in writing to cancel or otherwise terminate any of such Customer’s or Supplier’s Contracts with the Seller or to decrease such Customer’s usage of the Seller’s services or products or such Supplier’s supply of services or products to the Seller.  The Seller has not received any written notice and does not have any Knowledge to the effect that any current Customer or Supplier may terminate or adversely alter its business relations with the Seller, either as a result of the transactions contemplated hereby or otherwise.

3.20

Finder’s Fee.  Except as set forth in Section 3.20 of the Seller Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Seller, or officer, member, director or employee of the Seller, or any Affiliate of the Seller.

3.21

Insurance.  Section 3.21 of the Seller Disclosure Schedule sets forth a true, complete and accurate list of all insurance policies for the current policy year relating to the Seller and its employees, officers and directors (other than insurance policies and fidelity bonds maintained in connection with the Seller Benefits Plans).  The Seller maintains, and has maintained, without interruption during its existence, policies of insurance covering such risk and events, including personal injury, property damage and general liability, in amounts that are adequate, in light of prevailing industry practices, for its business and operations.  The Seller has not received written notice of termination or cancellation of any such policy.  The Seller has not reached or exceeded its policy limits for any insurance policy in effect at any time during the past five (5) years.  All premiums required to be paid with respect thereto covering all periods up to and including the

Closing Date have been paid in a timely fashion.  There has been no lapse in coverage under such policies or failure of payment that will cause coverage to lapse during any period for which the Seller has conducted its operations.  The Seller has no obligation for retrospective premiums for any period prior to the Closing Date.  All such policies are in full force and effect.  No insurer has put the Seller on written notice that coverage will be denied with respect to any claim submitted to such insurer by the Seller.  There are no claims by the Seller pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or in respect of which such underwriters have reserved their rights.

3.22

Investment Representations.  The Seller acknowledges that it is aware that the Closing Shares and any other shares of Parent Common Stock issued to the Seller pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any other jurisdiction.  In connection therewith, the Seller hereby represents and warrants as follows:

(a)

Seller is receiving the Closing Shares and all other shares of Parent Common Stock issued to the Seller hereunder solely for its own account for investment and not with a view to or for sale or distribution of such shares of Parent Common Stock or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing such shares of Parent Common Stock or any portion thereof.  Seller also represents that the entire legal and beneficial interest of such shares of Parent Common Stock is being transferred for, and will be held for the account of, the Seller only and neither in whole nor in part for any other Person.  Seller is receiving such shares of Parent Common Stock in a private transaction and not pursuant to a distribution or through a general solicitation or advertisement.

(b)

Seller is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect, as modified by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173).

(c)

Seller hereby acknowledges that:

(i)

the Closing Shares and all other shares of Parent Common Stock issued to the Seller hereunder have not been registered under the Securities Act, and such shares of Parent Common Stock must be held indefinitely unless a transfer of them is subsequently registered under the Securities Act or an exemption from such registration is available; and

(ii)

the share certificate representing such shares of Parent Common Stock will bear a restrictive legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

(iii)

Seller has sufficient sophistication to make an informed investment decision based upon its knowledge of the business and affairs of Parent and upon such additional information as Seller may have requested and received from Parent and Seller’s independent inquiries and investigations.  In addition, Seller’s situation is such that Seller is able to bear the economic risk of the investment in the Closing Shares and all other shares of Parent Common Stock issued to the Seller hereunder.

(iv)

Seller understands that the Closing Shares and all other shares of Parent Common Stock issued to the Seller hereunder are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least six (6) months from the date of issuance of such shares of Parent Common Stock to Seller, and even then will not be available unless (A) a public trading market then exists for such shares of Parent Common Stock, (B) adequate current public information concerning Parent is then available to the public, (C) Seller has been the beneficial owner of such shares of Parent Common Stock for at least six (6) months prior to the sale, and (D) other terms and conditions of Rule 144 are complied with; and that any sale of such shares of Parent Common Stock may be made by it only in limited amounts in accordance with such terms and conditions, as amended from time to time.

(v)

Without in any way limiting any of the other provisions of this Agreement or its representations set forth above, Seller further agrees that Seller shall in no event make any disposition of all or any portion of the Closing Shares and all other shares of Parent Common Stock which Seller is acquiring hereunder unless and until:

(A)

there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(B)

Seller shall have notified Parent of the proposed disposition and shall have complied with any applicable restrictions in any agreement restricting the transfer of the Closing Shares or any other shares of Parent Common Stock issued to Seller hereunder; (y) at Parent’s request, Seller shall have furnished Parent with an opinion of counsel to the effect that such disposition will not require registration of such securities under the Securities Act; and (z) such opinion of counsel (if requested) shall have been concurred with by counsel for Parent and Parent shall have advised Seller of such concurrence.

3.23

No Fraudulent Conveyance.  Seller is not entering into this Agreement or any of the other agreements referenced in this Agreement with the intent to defraud, delay or hinder any Person to which it is, or may become, indebted and the consummation of the transactions contemplated by this Agreement, and the other agreements referenced in this Agreement, will not have any such effect.  The transactions contemplated in this Agreement or any agreements referenced in this Agreement will not constitute a fraudulent conveyance, or otherwise give rise to any right of any creditor of Seller to any of the Acquired Assets after the Closing.

3.24

Full Disclosure.  Neither this Agreement nor the Seller Disclosure Schedule (a) contains any representation, warranty or information that is false or misleading with respect to any material fact, or (b) to the Knowledge of the Seller, omits to state any material fact necessary in order to make the representations, warranties and information contained herein and therein, in the light of the circumstances under which such representations, warranties and information were or will be made or provided, not false or misleading.

3.25

No Additional Representations.  Except for the representations and warranties contained in this Section 3, neither the Seller nor any other Person makes any other express or implied representation or warranty with respect to the Seller or the transactions contemplated by this Agreement, and the Seller disclaims any other representations or warranties, whether made by the Seller or any other Person or any of their respective Affiliates, officers, directors, employees, agents or representatives.

SECTION 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE PARENT

The Purchaser and the Parent jointly and severally represent and warrant to the Seller as follows, as of the date hereof:

4.1

Corporate Existence and Power.  The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Purchaser’s business, financial condition or results of operations.

4.2

Authorization; Binding Nature of Agreement.  The Purchaser has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement and under each Purchaser Related Agreement to which it is a party, and the execution, delivery and performance by the Purchaser of this Agreement and the Purchaser Related Agreements have been duly authorized by all necessary action on the part of the Purchaser.  This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

4.3

Absence of Restrictions; Required Consents.  Neither (1) the execution, delivery or performance of this Agreement or any of the Purchaser Related Agreements, nor (2) the consummation of transactions contemplated by this Agreement or any of the Purchaser Related Agreements, will directly or indirectly (with or without notice or lapse of time):

(a)

contravene, conflict with or result in a violation of any of the provisions of the Purchaser Constituent Documents;

(b)

to the Purchaser’s knowledge, contravene, conflict with or result in a material  violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or any of the Purchaser Related Agreements or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which the Purchaser, or any of the assets owned, used or controlled by the Purchaser, is subject;

(c)

contravene, conflict with or result in a material violation or breach of, or result in a material default under, any provision of any Contract of the Purchaser, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract of the Purchaser, or

(ii) modify, terminate, or accelerate any right, liability or obligation of the Purchaser under any such Contract of the Purchaser, or charge any fee, penalty or similar payment to the Seller under any such Contract of the Purchaser.

4.4

Charter Documents; Capitalization.

(a)

(i) The Parent and the Purchaser have delivered to the Seller true, correct and complete copies of their respective certificates of incorporation and bylaws (each certified by the appropriate Secretary of State and officer of the Parent and the Purchaser, as appropriate), in each case as are currently in effect and the Parent has delivered to the Seller true, correct and complete copies of, to the Parent’s knowledge, currently existing shareholder agreements, voting agreements, investors’ rights agreements, registration rights agreements and any other agreements governing the rights, obligations and restrictions of the Parent’s shareholders.

(b)

The authorized capital stock of the Parent consists of:

(i)

25,000,000 shares of common stock, $0.001 par value per share, 5,543,409 shares of which are issued and outstanding.

(ii)

10,000,000 shares of Preferred Stock, of which 1,000,000 shares have been designated Class M Preferred Stock, $.01 par value per share, 169,973.88 shares of which are issued and outstanding.

(c)

Subject to the accuracy of the representations and warranties set forth in Section 3 hereof, the share of Parent Common Stock to be issued pursuant to this Agreement will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws.

(d)

Except as disclosed in its filings with the Securities and Exchange Commission (the “ SEC”) pursuant to Sections 13 and 15 of the Exchange Act, there is no existing option, warrant, call, right or Contract of any character to which the Parent is a party requiring, and there are no securities of the Parent outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Parent or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Parent.  Except as disclosed in its filings with the SEC, the Parent is not a party to any voting trust or other Contract with respect to the voting, redemption, registration under the Securities Act, sale, transfer or other disposition of the capital stock or other equity securities of the Parent.

4.5

Parent SEC Reports.

(a)

The Parent has filed with the SEC all forms, reports and documents required to be filed by the Parent (collectively, the “ Parent SEC Reports”).  To the Knowledge of the Parent and the Purchaser, as of their respective dates, the Parent SEC Reports complied in all material respects with the requirements of the Securities Act and the applicable rules and regulations promulgated thereunder.  As of the time of filing with the SEC, to the Knowledge of the Parent and the Purchaser, none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)

The financial statements of the Parent included in the most recent Form 10-K filed by the Parent and publicly available prior to the date of this Agreement comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and, to the Knowledge of the Parent and the Purchaser, fairly present in all material respects the financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal and recurring year-end audit adjustments).

(c)

Except (i) as set forth in the financial statements included in the most recent Form 10-K filed by the Parent and publicly available prior to the date of this Agreement and (ii) as incurred in the ordinary course of business, to the knowledge of the Parent and the Purchaser, neither the Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect.

(d)

Absence of Certain Changes or Events.  Since the date of the most recent audited financial statements included in the Parent SEC Reports, except (i) as disclosed in the Parent’s filings with the SEC, (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby to the Company or (iii) as disclosed in the Parent SEC Reports, there has not been any change, effect, event, occurrence or state of facts that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

4.6

No Additional Representations.  Except for the representations and warranties contained in this Section 4, neither the Parent, the Purchaser nor any other Person makes any other express or implied representation or warranty with respect to the Parent, the Purchaser or the transactions contemplated by this Agreement, and the Parent and the Purchaser disclaim any other representations or warranties, whether made by the Parent, the Purchaser or any other Person or any of their respective Affiliates, officers, directors, employees, agents or representatives.

SECTION 5
CERTAIN COVENANTS AND AGREEMENTS

5.1

Transitional Support.  During the seventy-five (75) day period following the Closing Date, the Seller shall, at the Purchaser’s request, make available Dominic Butera (provided that he is of sound mind and body; provided, further, that the Seller does not have actual Knowledge of any pre-existing condition or other physical or mental condition of Dominic Butera which could reasonably be expected to preclude him being able to provide the services described herein), at no cost to Purchaser, to perform services and provide support and assistance reasonably requested by Purchaser in order to complete the 2012 Audit and to be reasonably available on Business Days during standard business hours, and on reasonable prior notice, to provide reasonable assistance to the Purchaser with respect to the transfer to the Purchaser of the accounting function related to the Business.

5.2

Covenants Regarding Information.  On or as soon as practicable after the Closing Date, and in any event within five (5) Business Days thereafter, the Seller will deliver or cause to be delivered to the Purchaser all original agreements, documents, books and records and files stored on computer disks or tapes or any other storage medium in the possession of the Seller relating to the Business and the Acquired Assets.

5.3

Office Space.  The Purchaser and its employees may have access to the Seller's premises on a nonexclusive basis until April 15, 2013 at no cost to the Purchaser, provided Purchaser obtains comprehensive property, casualty and commercial general liability insurance naming Seller as an additional insured or additional loss payee as its interests may appear, and provided further that Purchaser shall indemnify Seller from and against any and all loss, liability, damage, claim or expense arising out of said access (except to the extent such loss, liability, damage, claim or expense results from any action or inaction of Seller or any third party, other than Seller’s compliance with the covenant set forth in this Section 5.3).

5.4

Credit Card Payments.  On or prior to February 10, 2013, the Buyer shall pay Dominic Butera $15,680, plus any and all amounts incurred through February 10, 2013, which amounts shall not exceed $3,500, in cash (the “ Butera Cash Payment”) to cover all of the outstanding charges to the extent related to the Purchased Assets on Mr. Butera’s American Express card ending in 42005 (the “ Amex Card”).  Upon receipt of the Butera Cash Payment, Mr. Butera shall promptly pay off the covered outstanding charges and shall cancel the Amex Card.  Immediately upon cancellation of the Amex Card, neither the Seller nor Mr. Butera shall have any liability whatsoever with respect to any future obligations or payments to any of the merchants paid in connection with the Butera Cash Payment.  The Buyer shall be solely responsible for setting up credit card payment (or other) methods with such merchants and shall be responsible for all costs associated with such merchants after the Closing Date.

5.5

[Intentionally Omitted].

5.6

Personnel Matters.

(a)

The Purchaser shall, or shall cause one of its Affiliates to, extend offers of employment (where employment does not continue automatically by operation of law) or engagement as an independent contractor to each Business Employee listed on Schedule 5.6 who is actively at work as of the Closing Date (all such personnel who accept the Purchaser’s offer of employment or engagement are referred to as the “ Transferred Personnel”).  The Seller shall terminate the employment of all Transferred Personnel immediately prior to the Closing and shall cooperate with and use its reasonable commercial efforts to assist the Purchaser in its efforts to secure satisfactory employment or independent contractor arrangements with those employees of the Seller to whom the Purchaser makes offers of employment or engagement.  Notwithstanding the foregoing, the Purchaser agrees that the Seller shall have no liability or obligation relating to, resulting from, or arising out of, such Transferred Personnel’s employment or engagement with the Purchaser or any of its Affiliates.

(b)

In addition, the parties hereto agree as follows:

(i)

the Purchaser shall not adopt, become a sponsoring employer of, or have any obligations under or with respect to the Employee Benefit Plans, and the Seller shall be solely responsible for, and shall discharge and shall indemnify the Purchaser in respect of, any and all liabilities, obligations, costs, expenses, claims and demands that have been incurred or may be incurred under or in connection with any Employee Benefit Plan (including, without limitation, any stock options, restricted stock units or other equity awards granted under an equity incentive plan of the Seller);

(ii)

the Seller shall be solely responsible for, and shall discharge and shall indemnify the Purchaser in respect of, any and all liabilities, obligations, costs, expenses, claims and demands arising out of or relating to:

(A)

the employment (and/or the termination of employment) of Business Employees who do not become Transferred Personnel, whether such liabilities arise before or on the Closing Date;

(B)

the employment (and/or the termination of employment) of, or accruing with respect to, any Transferred Personnel before the date such employee actually commences work with the Purchaser and its Affiliates pursuant to Section 5.6(a);

(C)

severance payments or change in control payments made or owing to employees or independent contractors of the Seller, in each case, which arise as a result of an act of the Seller, as a result of the employment with the Seller being terminated or as a result of the occurrence of the transactions contemplated by this Agreement;

(D)

any salary or compensation, and accrued bonus or commission payments made or owing to employees or independent contractors of the Seller (including, without limitation, all vacation pay earned but not paid to its employees until and through the date of termination of each such employee);

(E)

any and all liabilities, obligations, costs, expenses, claims and demands arising out of or relating to the employment (and/or the termination of employment) of any employee or former employee of the Seller whose employment (and/or associated liabilities) transfers to the Purchaser under operation of law; provided, however, that this Section 5.6(b)(ii)(E) shall not apply with respect to the continuing costs of employing or engaging any individual described in this subsection if the Purchaser employs or engages such individual in the Business following the Closing;

(iii)

the Seller shall comply with the requirements of WARN or any similar state, provincial or local law with respect to any “plant closing” or “mass layoff,” as those terms are defined in WARN or such other applicable law, which may result from the Seller's termination of the employment of any of its employees in connection with the transactions contemplated hereby through the Closing Date; and

(iv)

the Seller and its ERISA Affiliates shall comply with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“ COBRA”), as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA, to the extent applicable, with respect to any employee, former employee or beneficiary of any such employee or former employee who is covered under any group health plan, as defined in Section 5000(b)(1) of the Code (a “ Group Health Plan”), maintained by the Seller and its ERISA Affiliates as of the Closing Date or whose “qualifying event” within the meaning of Section 4980B(f) of the Code occurs on or prior to the Closing Date, whether pursuant to the provisions of COBRA or otherwise.

(c)

Seller covenants not to sue in respect of any non-solicitation, non-competition, non-disclosure and confidentiality provisions or agreements entered into between the Seller and any Transferred Personnel prior to Closing that would restrict any Transferred Personnel’s employment and/or conduct as an employee of Purchaser or an Affiliate of Purchaser after Closing.

(d)

Nothing contained in this Agreement shall create any third party beneficiary rights in any Transferred Personnel, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to any right of employment (including, without limitation, the compensation, terms and conditions of employment or engagement and benefits that may be provided to any Transferred Personnel by the Purchaser or under any benefit plan that the Purchaser may maintain) or any other legal or equitable right, benefit or remedy of any nature.

(e)

Nothing contained in this Agreement shall confer upon any Transferred Personnel any right with respect to continued employment or engagement by the Purchaser, nor shall anything herein interfere with the right of the Purchaser to terminate the employment or engagement of any Transferred Personnel at any time, with or without cause, following the effective date of his or her employment or engagement with the Purchaser, or restrict the Purchaser in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment or engagement of the Transferred Personnel.

(f)

As of the date of the Purchaser’s employment or engagement of the Transferred Personnel, the Purchaser shall credit each Transferred Personnel with the number of days of accrued vacation that such Transferred Personnel has with the Seller at the Closing Date.

5.7

Transfer Taxes; Expenses.  Any transfer Taxes or recording fees payable as a result of the purchase and sale of the Acquired Assets or any other action contemplated hereby (other than any federal, state, local or foreign Taxes measured by or based upon income or gains imposed upon the Purchaser) shall be paid by the Seller.  The parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications and other documents regarding Taxes and all transfer, recording, registration and other fees that become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or prior to the Closing.

5.8

Insurance.  If requested by the Purchaser, the Seller shall in good faith cooperate with the Purchaser and take all actions reasonably requested by the Purchaser that are necessary or desirable to permit the Purchaser to have available to it following the Closing the benefits (whether direct or indirect) of the insurance policies maintained by or on behalf of the Seller that are currently in force.  All costs relating to the actions described in this Section 5.3 shall be borne solely by the Purchaser.

5.9

Accounts and Notes Receivable.

(a)

From and after the Closing, if the Seller receives or collects any Receivables, the Seller shall remit any such amounts to the Purchaser within five (5) days of each day on which the Seller receives such sum.

(b)

If, within 210 days following the Closing Date, the Purchaser has not collected the Receivables in an amount at least equal to $2,437,214.86, then the Purchaser shall be entitled to set-off any such uncollected amount that is in excess of the Seller’s Receivable reserve balance as of January 31, 2013 as set forth in the Closing Statement against any Earnout Payment to be made pursuant to Section 2.5, which set-off shall be made in proportion to the amounts payable pursuant to the shares of Parent Common Stock payable to the Seller in connection with any Earnout Payment, on the one hand, and the amount payable to the Seller under the Note, on the other hand.

5.10

[Intentionally Omitted].

5.11

Public Announcements.  After the Effective Date, the Seller shall not (and the Seller shall not permit any of its representatives to) issue any press release or make any public statement regarding this Agreement, or regarding any of the transactions contemplated by this Agreement, without the Purchaser’s prior written consent; provided that Seller may make such disclosure if it is required to do so by applicable Law.

5.12

Seller Audit.  Within sixty (60) days following the Closing, the Seller’s auditor, McGladrey, LLP, or another auditor designated by Purchaser, will complete the 2012 Audit; provided, however, that, in cases where Purchaser designates an auditor other than McGladrey, LLP to complete the 2012 Audit, Seller shall not be in breach of this Section 5.12 if the 2012 Audit is not completed within sixty (60) days following the Closing, so long as the reason such 2012 Audit is not completed within such sixty (60) day period is not directly attributable to a breach by the Seller of its obligations under Section 5.1 above.

SECTION 6
CLOSING

6.1

Closing.  The sale and purchase of the Acquired Assets contemplated by this Agreement (the “ Closing”) shall take place on February 6, 2013.  The Closing shall be held at the offices of Stradling Yocca Carlson & Rauth, 1600 Newport Center Drive, Suite 1600, Newport Beach, California, at 10:00 a.m. Pacific time or at such other time and place as the Seller and the Purchaser mutually agree in writing.  The day on which the Closing takes place is referred to as the “ Closing Date.”

6.2

Seller Closing Deliveries.  At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following documents:

(a)

a bill of sale for the Acquired Assets, in the form of Exhibit 6.2(a) (the “Bill of Sale”), duly executed by the Seller;

(b)

a counterpart of the Assumption Agreement, in the form of Exhibit 6.2(b) (the “Assumption Agreement”), duly executed by the Seller;

(c)

instruments of assignment of Business Intellectual Property, substantially in the form of Exhibit 6.2(c) (the “Assignment of Intellectual Property”), duly executed by the Seller;

(d)

a counterpart of the Lock-Up Agreement, in the form of Exhibit 6.2(d), duly executed by the Seller, pursuant to which the Seller agrees that neither the Seller nor any Affiliate of the Seller will without the prior written consent of the Purchaser, directly or indirectly offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of any Closing Shares or any other shares of Parent Common Stock issued to the Seller hereunder for a period of eighteen (18) months from the date any such Closing Shares or other shares of Parent Common Stock are issued to the Seller, and the Lock-Up Agreement shall be in full force and effect;

(e)

copies of all Business Records;

(f)

a certificate of non-foreign status that complies with Treasury Regulation Section 1.1445-2(c)(3);

(g)

a bill of sale with respect to the Other Assets substantially in the form of Exhibit 6.2(h) (the “Other Assets Bill of Sale”), duly executed by the Seller; and

(h)

such other bills of sale, assignments and other instruments of assignment, transfer or conveyance, in form and substance reasonably satisfactory to the Purchaser, as the Purchaser may reasonably request or as may be otherwise necessary or desirable to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Acquired Assets to the Purchaser and to put the Purchaser in actual possession or control of the Acquired Assets, duly executed by the Seller.

6.3

Purchaser Closing Deliveries.  At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller the following:

(a)

evidence of the payment of the Debt Payment on behalf of the Seller;

(b)

the Cash Payment;

(c)

a counterpart of the Bill of Sale, duly executed by the Purchaser;

(d)

a counterpart of the Assumption Agreement, duly executed by the Purchaser; and

(e)

a counterpart of the Other Assets Bill of Sale, duly executed by the Purchaser.

SECTION 7
INDEMNIFICATION

7.1

Indemnification Obligations of the Seller.  The Seller shall defend and hold harmless the Purchaser Indemnified Parties from, against, and in respect of, any and all Losses arising out of or relating to:

(a)

any inaccuracy in or breach of any representation or warranty of the Seller set forth in this Agreement or any other Seller Related Agreement;

(b)

any breach of any covenant, agreement or undertaking made by the Seller in this Agreement or in any Seller Related Agreement;

(c)

any liability or obligation of the Seller of any nature whatsoever except the Assumed Liabilities;

(d)

events or circumstances occurring or existing with respect to the ownership, operation and maintenance of the Seller’s Business and the Acquired Assets on or prior to the Closing Date; or

(e)

notwithstanding the provisions of Section 8.15, non-compliance by the parties with any applicable bulk sales Law.

The Losses of the Purchaser Indemnified Parties described in this Section 7.1 as to which the Purchaser Indemnified Parties are entitled to indemnification are collectively referred to as “ Purchaser Losses.”

7.2

Indemnification Obligations of the Purchaser.  The Purchaser shall indemnify and hold harmless the Seller Indemnified Parties from, against and in respect of any and all Losses arising out of or relating to:

(a)

any inaccuracy in or breach of any representation or warranty of the Purchaser set forth in this Agreement or any other Purchaser Related Agreement;

(b)

the Purchaser’s failure to perform, discharge or satisfy the Assumed Liabilities; or

(c)

any breach of any covenant, agreement or undertaking made by the Purchaser in this Agreement or in any Purchaser Related Agreement.

The Losses of the Seller Indemnified Parties described in this Section 7.2 as to which the Seller Indemnified Parties are entitled to indemnification are collectively referred to as “ Seller Losses.”

7.3

Indemnification Procedure.

(a)

Promptly following receipt by an Indemnified Party of notice by a third party (including any Governmental Body) of any complaint, dispute or claim or the commencement of any audit, investigation, action or proceeding with respect to which such Indemnified Party may be entitled to indemnification pursuant hereto (a “ Third-Party Claim”), such Indemnified Party shall provide written notice thereof to the party obligated to indemnify under this Agreement (the “ Indemnifying Party”), provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability hereunder with respect to such Third-Party Claim unless, and only to the extent that, such failure to so notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such Third-Party Claim.  The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within ten (10) days thereafter assuming full responsibility for any Purchaser Losses or Seller Losses (as the case may be) resulting from such Third-Party Claim, to assume the defense of such Third-Party Claim, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel if (i) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against such Third Party Claim and fulfill its indemnification obligations hereunder, (ii) the Third-Party Claim involves only money damages and does not see an injunction or other equitable relief, and (iii) settlement or an adverse judgment of the Third-Party

Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a pattern or practice adverse to the continuing business interests of the Indemnified Party.  In the event, however, that the Indemnifying Party declines or fails to assume the defense of such Third-Party Claim on the terms provided above or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such ten (10)-day period, then any Purchaser Losses or any Seller Losses (as the case may be), shall include the reasonable fees and disbursements of counsel for the Indemnified Party as incurred.  In any Third-Party Claim for which indemnification is being sought hereunder the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such Third-Party Claim, shall have the right to participate in such matter and to retain its own counsel at such Party’s own expense.  The Indemnifying Party or the Indemnified Party (as the case may be) shall at all times use reasonable efforts to keep the Indemnifying Party or Indemnified Party (as the case may be) reasonably apprised of the status of the defense of any matter the defense of which it is maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

(b)

No Indemnified Party may settle or compromise any Third-Party Claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party (which may not be unreasonably withheld or delayed), unless (i) the Indemnifying Party fails to assume and maintain the defense of such Third-Party Claim pursuant to Section 7.3(a) or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party and its officers, directors, employees and Affiliates from all liability arising out of, or related to, such Third-Party Claim.  An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any Third-Party Claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent (x) includes an unconditional release of the Indemnified Party and its officers, directors, employees and Affiliates from all liability arising out of, or related to, such Third-Party Claim, (y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (z) does not contain any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party’s Affiliates.

(c)

In the event an Indemnified Party claims a right to payment pursuant hereto with respect to any matter not involving a Third Party Claim (a “ Direct Claim”), such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party (a “ Notice of Claim”).  Such Notice of Claim shall specify the basis for such Direct Claim.  The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any Direct Claim made pursuant to this Section 7.3(c), it being understood that Notices of Claim in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty under Section 7.4.  In the event the Indemnifying Party does not notify the Indemnified Party within thirty (30) days following its receipt of such Notice of Claim that the Indemnifying Party disputes its liability to the Indemnified Party under this Section or the amount thereof, the Direct Claim specified by the Indemnified Party in such Notice of Claim shall be conclusively deemed a liability of the Indemnifying Party under this Section 7, and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the Direct Claim (or any portion of the Direct Claim) is estimated, on such later date when the amount of such Direct Claim (or such portion of such Direct Claim) becomes finally determined.  In the event the Indemnifying Party has timely disputed its liability with respect to such Direct Claim as provided above, as promptly as possible, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such Direct Claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) Business Days following the final determination of the merits and amount of such Direct Claim, the Indemnifying Party shall pay to the Indemnified Party immediately available funds in an amount equal to such Direct Claim as determined hereunder.

7.4

Survival Period.  The representations and warranties made by the parties herein shall not be extinguished by the Closing, but shall survive the Closing for, and all claims for indemnification in connection therewith shall be asserted not later than, eighteen (18) months following the Closing Date; provided, however, that (a) the Fundamental Representations (other than Section 3.9 (Intellectual Property) and Section 3.12 (Tax Matters)) shall survive the Closing without limitation as to time, and the period during which a claim for indemnification may be asserted in connection therewith shall continue indefinitely, (b) each of the representations and warranties contained in Section 3.9 (Intellectual Property) shall survive the Closing until, and all claims for indemnification in connection therewith shall be asserted not later than, twenty-four (24) months following the Closing Date, (c) each of the representations and warranties contained in Section 3.12 (Tax Matters) and Section 3.13 (Seller Benefit Plans) shall survive the Closing until, and all claims for indemnification in connection therewith shall be asserted not later than, thirty (30) days following the expiration of any statute of limitations applicable to the rights of any Person to bring any claim with respect to such matters, and (d) any breach of any representation or warranty that constitutes fraud, intentional misrepresentation or intentional breach, shall survive the Closing without limitation as to time, and the period during which a claim for indemnification may be asserted in connection therewith shall continue indefinitely.  The covenants and agreements of the parties hereunder shall survive without limitation as to time, and the period during which a claim for indemnification may be asserted in connection therewith shall continue indefinitely.  Notwithstanding the foregoing, if, prior to the close of business on the last day a claim for indemnification may be asserted hereunder, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

7.5

Liability Limits.

(a)

The Seller shall not have any indemnification obligations for Purchaser Losses with respect to claims made pursuant to Section 7.1(a) or Section 7.1(b) in respect to each individual item, or group of items arising out of the same event unless the aggregate amount of all such Purchaser Losses exceed Fifty Thousand Dollars ($50,000), and once such amount is exceeded Purchaser may recover all Purchaser Losses, including the initial Fifty Thousand Dollars ($50,000) of Purchaser Losses, and the total aggregate liability of the Seller for Purchaser Losses with respect to any claims made pursuant to Section 7.1(a) or Section 7.1(b) shall be limited to the Cap Amount.  Notwithstanding the foregoing, the limitations set forth in this Section 7.5(a) shall not apply to any Purchaser Losses arising out of or related to (i) fraud, intentional misrepresentation or intentional breach, (ii) claims made pursuant to Section 7.1(c), Section 7.1(d) or Section 7.1(e), or (ii) a breach of any Fundamental Representation, and the Seller shall be liable for all Purchaser Losses with respect thereto; provided, however, the total aggregate liability of the Seller for such Purchaser Losses shall be limited to the Aggregate Cap Amount.  All payments made by the Seller for Purchaser Losses with respect to claims made pursuant to Section 7.1(a) or Section 7.1(b) under this Agreement shall be made exclusively by reduction, forfeiture or return, as the case may be, of the Closing Shares and/or any shares of Parent Common Stock paid or payable to the Seller in connection with any Earnout Payment and by reduction of the amount payable to the Seller under any Note, in each case in proportion to the amounts payable pursuant to the Closing Shares and/or any shares of Parent Common Stock actually paid to the Seller in connection with any Earnout Payment, on the one hand, and the amount payable to the Seller under any Note, on the other hand.  The set-off against the Closing Shares and/or shares of Parent Common Stock and against the amounts payable to the Seller under any Note as provided for in the immediately preceding sentence shall constitute the Purchaser’s sole and exclusive remedy against the Seller under this Agreement and pursuant to this Section 7 with respect to claims made pursuant to Section 7.1(a) or Section 7.1(b).  If any such set-off is made, the value assigned to the Closing Shares or other shares of Parent Common Stock, as the case may be, shall be the average per share closing price of Parent Common Stock as reported in The Wall Street Journal for each of the thirty (30) consecutive trading days ending with the third trading day immediately preceding the date such Closing Shares and/or shares of Parent Common Stock are used to set-off any amount or right it may be entitled to pursuant to this Section 7.

(b)

The total aggregate liability of the Purchaser for Seller Losses with respect to any claims made pursuant to Section 7.2 shall be limited to the Cap Amount.  Notwithstanding the foregoing, the limitations set forth in this Section 7.5(b) shall not apply to any Seller Losses arising out of or related to fraud, intentional misrepresentation or intentional breach.

(c)

Notwithstanding the foregoing or anything to the contrary set forth in this Section 7 or otherwise in this Agreement, the Purchaser hereby acknowledges and agrees that no stockholder of the Seller shall be liable for, and neither the Purchaser, the Parent nor any of their Affiliates shall seek from any stockholder of the Seller, an amount of Purchaser Losses greater than such stockholders’ pro rata share of any Purchaser Losses that exceed the Cap Amount and, irrespective of the foregoing, no stockholder of the Seller shall be liable for, and neither the Purchaser, the Parent nor any of their Affiliates shall seek from any stockholder of the Seller, under any circumstances whatsoever, any Purchaser Losses that exceed the portion of the Purchase Price actually received by such stockholder in connection with this Agreement and the consummation of the transactions contemplated hereby.  All payments of any Purchaser Losses made by any stockholder of the Seller shall be made in the same form of consideration actually received by such stockholder and in the same proportions as actually received by such stockholder; provided that, (i) if any stockholder of Seller sells any shares of Parent Common Stock held by such stockholder for cash and (ii) all of the other shares of Parent Common Stock held by such stockholder have been used by such stockholder to pay for Purchaser Losses, the remaining payments of any Purchaser Losses made by such stockholder, if any, shall be made in cash and by forfeiture of the amount actually paid to the stockholder under any Note in proportion to the amounts actually paid to the stockholder in shares of Parent Common Stock, on the one hand, and actually paid to the stockholder under any Note, on the other hand; and, provided further, that the amount of cash that shall be payable by such stockholder in accordance with this Section 7.5(c) with respect to the shares of Parent Common Stock sold by such stockholder shall not exceed the lesser of (X) the value of such shares of Parent Common Stock as of the date set forth at the end of Section 7.5(a), or (Y) the amount of cash actually received by such stockholder in connection with such stockholder’s sale(s) of such shares of Parent Common Stock (i.e., net of any taxes, fees or other costs related to such sale(s)).  For purposes of this Agreement, a stockholder’s “pro rata share” shall equal the percentage determined by dividing the portion of the Purchase Price actually received by such stockholder by the total Purchase Price, in the aggregate, actually received by all of the stockholders of the Company (including all Earnout Payments).

(d)

If the Seller distributes any portion of the Purchase Price to any of its stockholders (any such distribution, in each case, a “ Distribution”), the Seller shall, within ten (10) days following each Distribution, send written notice to the Purchaser setting forth the details of such Distribution, including the identity of the stockholder, the amount of the Distribution and the form of consideration distributed to the stockholder in connection with the Distribution.

7.6

Limitation on Types of Damages.  Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to any other Person for any indirect or punitive damages of such other Person, unless such indirect or punitive damages are paid by such Person to a third party and such Person is seeking indemnification from a party hereto with respect to such third party damages.

7.7

Exclusive Remedy.  Each of the parties hereto agrees that from and after the Closing, his or its exclusive remedy with respect to any and all claims relating to breaches of covenants, representations and warranties of this Agreement shall be indemnification pursuant to this Section 7; provided, however, that nothing in this provision shall limit any equitable remedy, including injunctions and specific performance, that a party may have pursuant to this Agreement.

7.8

Investigations.  The respective representations and warranties of the parties contained in this Agreement or any certificate or other document delivered by any party at or prior to the Closing and the rights to indemnification set forth in this Section 7 shall not be deemed waived or otherwise affected by any investigation made, or knowledge acquired, by a party.  Each Indemnified Party shall reasonably cooperate with the Indemnifying Party, at the Indemnifying Party’s sole expense, with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder .

SECTION 8
MISCELLANEOUS PROVISIONS

8.1

Fees and Expenses.  Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement.

8.2

Waiver; Amendment.  Any agreement on the part of a party to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such party.  A waiver by a party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty.  A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.  This Agreement may not be amended, modified or supplemented except by written agreement of the parties.

8.3

Entire Agreement.  This Agreement constitutes the entire agreement among the parties to this Agreement and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

8.4

Execution of Agreement; Counterparts; Electronic Signatures.  This Agreement may be executed in two or more counterparts, including electronically transmitted counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement.

8.5

Governing Law; Jurisdiction and Venue.

(a)

This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b)

Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of Los Angeles, State of California.  Each party to this Agreement:

(i)

expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Los Angeles, State of California (and each appellate court located in the State of California), in connection with any legal proceeding;

(ii)

agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section 8.9 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(iii)

agrees that each state and federal court located in the County of Los Angeles, State of California, shall be deemed to be a convenient forum; and

(iv)

agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Los Angeles, State of California, any claim by either the Seller or the Purchaser that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

8.6

WAIVER OF JURY TRIAL.  EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

8.7

Assignment and Successors.  No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that the Purchaser may assign any of its rights and delegate any of its obligations under this Agreement to any Affiliate of the Purchaser.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.

8.8

Parties in Interest.  Except for the provisions of Section 7, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

8.9

Notices.  All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when

(a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

The Seller:

Travora Media, Inc.

55 Broad Street, 24th Floor

New York, NY 10004

Attention: Dominic Butera

Fax no.:

E-mail address: dominic@travora.com

with a mandatory copy to (which copy shall not constitute notice):

Lowenstein Sandler LLP

1251 Avenue of the Americas, 17 th Floor

New York, NY 10020

Attention: Ed Zimmerman

Fax no.: (212) 262-7402

E-mail address: ezimmerman@lowenstein.com

The Purchaser and/or Parent:

Travora Networks, Inc. and/or JMG Exploration, Inc.

600 Brand Blvd., Suite 230

Glendale, CA 91203

Attention: David Eastman, Chief Financial Officer

Fax no.: (818) 649-5709

E-mail address: DEastman@ADVN.com

with a mandatory copy to (which copy shall not constitute notice):

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA92660

Attention: Mark Skaist

Fax no.: (949) 725-4100

E-mail address: mskaist@sycr.com

8.10

Construction; Usage.

(a)

Interpretation.  In this Agreement, unless a clear contrary intention appears:

(i)

the singular number includes the plural number and vice versa;

(ii)

reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)

reference to any gender includes each other gender;

(iv)

reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)

reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)

“hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(vii)

“including” means including without limiting the generality of any description preceding such term; and

(viii)

references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

(b)

Legal Representation of the Parties.  This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

(c)

Headings.  The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

8.11

Enforcement of Agreement.  The parties acknowledge and agree that the Purchaser would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Seller could not be adequately compensated in all cases by monetary damages alone.  Accordingly, in addition to any other right or remedy to which the Purchaser may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

8.12

Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.13

Time of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

8.14

Schedules and Exhibits.  The Schedules and Exhibits (including the Seller Disclosure Schedule) are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

8.15

Compliance with Bulk Sales Laws.  Each party hereby waives compliance by the parties with the “bulk sales,” “bulk transfers” or similar Laws and all other similar Laws in all applicable jurisdictions in respect of the transactions contemplated by this Agreement.

* * *

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed, as of the date first above written.

PURCHASER:

TRAVORA NETWORKS, INC.

a Delaware corporation

By:

/s/ Brendon Kensel

Name:

Brendon Kensel

Title:

President

PARENT (solely for purposes of Section 4):

JMG Exploration, Inc., a Nevada corporation

By:

/s/ David S. Grant

Name:

David S. Grant

Title:

Chief Executive Officer

SELLER:

TRAVORA MEDIA, INC.,

a Delaware corporation

By:

/s/ Nan-Kirsten Forte

Name:

Nan-Kirsten Forte

Title:

Chief Executive Officer

[ Signature Page to Asset Purchase Agreement]

Schedules

The following schedules have been omitted from this document and will be provided upon request:

•

Seller Disclosure Schedule (Pursuant To Section 3 of Asset Purchase Agreement), and

•

Schedule 1.1(a) Assumed Contracts

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“ Ad Network Revenue” means gross revenue calculated in the exact same manner as calculated by Seller prior to the Closing Date and as set forth in the Seller Financial Statements.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Aged Accounts Payable” means any accounts payable of the Seller included in the Assumed Liabilities that are more than ninety (90) days past due as of January 31, 2013.

“Aggregate Cap Amount” means an amount equal to the Purchase Price.

“Agreement” means this Asset Purchase Agreement, as amended from time to time.

“Applicable Benefit Laws” means all Laws applicable to any Seller Benefit Plan or ERISA Affiliate Plan.

“Assumed Contract” means those Seller Contracts which relate to the Business; provided, however, that the Assumed Contracts shall not include any Contract which is an Excluded Asset.

“Audit Expenses” means $70,000 in audit fees charged by McGladrey, LLP, or another auditor designated by Purchaser, for conducting an audit of the Business for calendar year 2012 (the “ 2012 Audit”), which audit fees, and any other fees related to the 2012 Audit and charged by McGladrey, LLP, or another auditor designated by Purchaser, shall be paid by the Purchaser.

“Baseline Number of Publishers” means the total number of Publishers set forth on Schedule 2.5(a).

“ Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in New York, New York.

“Business Employee” means any current employee of the Seller who is actively employed in the Business as of the Closing Date or who is reasonably expected to return to work within six months of the Closing Date (including (i) those on military leave and family medical leave, (ii) those on approved leaves of absence and (iii) those on short-term disability under the Seller’s short-term disability program).

“Business Intellectual Property” means all Intellectual Property owned (in whole or in part) by or exclusively licensed to the Seller and related to, used or held for use in connection with the Business as  listed on Schedule 1.1(h).

“ Business Records” means all books, records, ledgers and files or other similar information of the Seller (in any form or medium) related to, used or held for use in connection with the Business, including all client lists, vendor lists, correspondence, mailing lists, distribution lists, revenue records, invoices, advertising materials, sales literature, brochures, records of operation, personnel records, standard forms of documents, manuals of operations or business procedures, photographs, blueprints, research files and materials, data books, Intellectual Property disclosures and information, media materials and plates, accounting records and litigation files (but excluding the organization documents, minute and stock record books and corporate seal of the Seller).

“Cap Amount” means an amount equal to Five Hundred Twenty Thousand Dollars ($520,000).

“Closing Share Average Closing Price” means the average per share closing price of Parent Common Stock as reported in The Wall Street Journal for each of the thirty (30) consecutive trading days ending with the third trading day immediately preceding the Closing Date.

“Closing Shares” means a number of unregistered shares of Parent Common Stock, equal to the quotient obtained by dividing (A) the dollar amount equal to $5,200,000, minus the Debt Payment, minus $2,250,000 (which is the amount of indebtedness owed to Eastward Capital Partners being assumed by the Purchaser), minus $500,000, minus $70,000, minus the amount of the Aged Accounts Payable by (B) the average per share closing price of Parent Common Stock as reported in The Wall Street Journal for each of the thirty (30) consecutive trading days ending with the third trading day immediately preceding the date such Closing Shares are increased or reduced pursuant to Section 2.4(d) above.

“ Closing Statement” means a statement of the current assets included in the Acquired Assets and the current liabilities included in the Assumed Liabilities as of 11:59 p.m. on the date immediately prior to the Closing Date.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

“Copyrights” means copyrights and copyrightable works, including computer applications, programs, Software, databases and related items, and registrations, applications and renewals therefore.

“Customer” means a customer of the Seller that is related to the Business.

“Debt Payment” means a payment in the amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) made to Eastward Capital Partners on behalf of the Seller for the repayment of indebtedness of Seller.

“Earnout Payment” means any Publisher Retention Earnout Payment or Revenue Goal Earnout Payment.

“Employee Benefit Plan” means, with respect to any Person, each plan, fund, program, agreement, arrangement or scheme, including each plan, fund, program, agreement, arrangement or scheme maintained or required to be maintained under applicable Laws, that is at any time sponsored or maintained or required to be sponsored or maintained by such Person or to which such Person makes or has made, or has or has had an obligation to make, contributions providing benefits to the current and former employees, directors, managers, officers, consultants, independent contractors, contingent workers or leased employees of such Person or the dependents of any of them (whether written or oral), or with respect to which such Person has any liability or obligation, including (a) each deferred compensation, bonus, incentive compensation, pension, retirement, employee stock ownership, stock purchase, stock option, profit sharing or deferred profit sharing, stock appreciation, phantom stock plan and other equity compensation plan, and/or “welfare” plan (within the meaning of Section 3(1) of ERISA, determined without regard to whether such plan is subject to ERISA); (b) each “pension” plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is either subject to ERISA or is tax qualified under the Code); (c) each severance plan or agreement, and each other plan providing health, vacation, supplemental unemployment benefit, hospitalization insurance, medical, dental, disability, life insurance, death or survivor benefits, fringe benefits or legal benefits; and (d) each other employee benefit plan, fund, program, agreement or arrangement.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).

“Entity” means any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person that together with the Seller would be deemed a “single employer” within the meaning of Section 414 of the Code.

“ERISA Affiliate Plan” means each Employee Benefit Plan sponsored or maintained or required to be sponsored or maintained at any time by any ERISA Affiliate, or to which such ERISA Affiliate makes or has made, or has or has had an obligation to make, contributions at any time, or with respect to which such ERISA Affiliate has any liability or obligation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“ Final Closing Statement” means the Closing Statement, as finally determined pursuant to Section 2.4.

“Final Net Working Capital” means the calculation of the Net Working Capital based on the Final Closing Statement.

“Fundamental Representations” means each of the representations and warranties contained in Section 3.1 (Organization; Standing and Power; Subsidiaries), Section 3.2 (Authority; Binding Nature of Agreement), Section 3.6 (Title to and Sufficiency of the Acquired Assets), Section 3.9 (Intellectual Property), Section 3.12 (Tax Matters) and Section 3.20 (Finder’s Fee).

“ GAAP” means United States generally accepted accounting principles and practices as in effect on the Agreement Date.

“Governmental Authorization” means any:  (a) approval, permit, license, certificate, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law, or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, supranational or other government; or (c) governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

“Indemnified Party” means a Purchaser Indemnified Party or a Seller Indemnified Party.

“Intellectual Property” means any or all of the following and all rights, arising out of or associated therewith: (a) all Patents; (b) all inventions (whether patentable or not), invention disclosures, improvements, proprietary information, know-how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (c) all Copyrights; (d) all industrial designs and any registrations and applications therefor; (e) all internet uniform resource locators, domain names, slogans and Marks; (f) all Software, databases and data collections and all rights therein; (g) all moral and economic rights of authors and inventors, however denominated; (h) Trade Secrets, and (i) any similar or equivalent rights to any of the foregoing.

“Knowledge”, (a) with respect to an individual means actual knowledge of a fact or other matter and the knowledge of such fact or matter such individual would have had following a reasonable investigation, if under the circumstances a reasonable person would have determined such investigation was required or appropriate in the normal course of fulfillment of such individual’s duties, and (b) with respect to the Seller, means the actual knowledge of a fact or other matter of Nan-Kirsten Forte and Dominic Butera, and such knowledge that such Person would have had following reasonable investigation, if under the circumstances a reasonable person would have determined such investigation was required or appropriate in the normal course of fulfillment of such Person’s duties.

“Labor Laws” means all Laws governing or concerning labor relations, unions and collective bargaining, conditions of employment, employee classification, employment discrimination and harassment, wages, hours or occupational safety and health, including ERISA, the United States Immigration Reform and Control Act of 1986, the United States National Labor Relations Act, the United States Civil Rights Acts of 1866 and 1964, the United States Equal Pay Act, the United States Americans with Disabilities Act, the United States Age Discrimination in Employment Act, United States Family and Medical Leave Act, WARN, the Occupational Safety and Health Act of 1970, the United States Davis-Bacon Act, the United States Walsh-Healy Act, the United States Service Contract Act, United States Executive Order 11246, the United States Fair Labor Standards Act and the United States Rehabilitation Act of 1973.

“Law” means any federal, state, local, municipal, foreign or international, multinational other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Leased Real Property” means the parcels of real property of which the Seller is the lessee or sublessee (together with all fixtures and improvements thereon), the use of which is related to the Business.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Losses” means any and all claims, liabilities, obligations, diminution in value, damages, losses, penalties, fines, judgments, costs and expenses (including amounts paid in settlement, costs of investigation and attorney’s fees and expenses), whenever arising or incurred, and whether or not arising out of a third party claim.

“Major Publisher” means each publisher set forth on Schedule 2.5(a)(i).

“ Marks” means any and all trademarks, logos, trade names and service marks (registered and unregistered), including, but not limited to, any and all common law and statutory rights therein and therefor, and further including any and all registrations thereof and applications for registration therefor.

“Material Adverse Effect” means any state of facts, change, event, effect, occurrence or circumstance that, individually or in the aggregate (considered together with all other states of fact, changes, events, effects, occurrences or circumstances) has, has had or could reasonably be expected to have or give rise to a material adverse effect on (a) the business, financial condition, assets, liabilities, operations or financial performance of the Seller or (b) the ability of the Seller to consummate the transactions contemplated by this Agreement or to perform any of its or their obligations under this Agreement, except to the extent that any such effect results from: (a) changes in the United States or world financial markets or general business or economic conditions (provided that such changes do not affect the Seller disproportionately as compared to other Persons similarly situated as the Seller and operating in the same industry as the Seller as of the date hereof); (b) changes affecting the industry generally in which the Seller operates (provided that such changes do not affect the Seller disproportionately as compared to other Persons similarly situated as the Seller and operating in the same industry as the Seller as of the date hereof); (c) changes (after the date hereof) in applicable Law (provided that such changes do not affect the Seller disproportionately as compared to other Persons similarly situated as the Seller and operating in the same industry as the Seller as of the date hereof); (d) changes (after the date hereof) in GAAP; or (e) changes arising from or relating to any act of terrorism, war, or national or international calamity (provided that such changes do not affect the Seller disproportionately as compared to other Persons similarly situated as the Seller and operating in the same industry as the Seller as of the date hereof).

“Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substances that are now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

“Net Working Capital” means the current assets included in the Acquired Assets (excluding cash and cash equivalents), in each case net of appropriate reserves less the current liabilities included in the Assumed Liabilities as of 11:59 p.m. on the date immediately prior to the Closing Date.

“Ordinary Course of Business” means any action taken by a Person if: (i) such action is consistent in manner and amount with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be authorized by the parent company (if any) of such Person; and (iii) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

“Other Assets” means those assets of the Seller described in the Other Asset Bill of Sale, which Other Assets shall not be deemed to be part of the Acquired Assets.

“Owned Real Property” means the parcels of real property which the Seller owns (together with all fixtures and improvements thereon).

“Parent” means JMG Exploration, Inc., a Nevada corporation.

“Parent Common Stock” means the common stock of Parent.

“Patents” means any and all patents, patent applications and work product therefore and patent disclosures, together with reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof.

“Permitted Encumbrance” means (i) liens for current taxes and assessments not yet past due, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the Ordinary Course of Business and (iii) any such matters of record, Encumbrances and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the conduct of the Business as currently conducted.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, Governmental Body or other organization.

“ Publisher” means each publisher set forth on Schedule 2.5(a).

“ Purchaser Constituent Documents” means the certificate of incorporation and the bylaws, including all amendments thereto, of the Purchaser.

“Purchaser Related Agreement” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by the Purchaser in connection with the transactions contemplated hereby.

“Purchaser Indemnified Parties” means the Purchaser and its Affiliates, their respective officers, directors, employees, agents and representatives and the heirs, executors, successors and assigns of any of the foregoing.

“Real Property” means the Leased Real Property and the Owned Real Property.

“Receivables” means the Seller’s accounts receivable, notes receivable and other receivables related to the Business as of the close of business on the Closing Date.

“Registered Intellectual Property” means all: (a) Patents and patent applications (including provisional applications); (b) registered trademarks and service marks, applications to register trademarks and service marks, intent-to-use applications, or other registrations or applications related to trademarks and service marks; (c) registered Copyrights and applications for copyright registration; (d) domain name registrations; and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded with or by any Governmental Body.

“Related Party” means:  (i)  each individual who is, or who has at any time been, an officer or director of the Seller; (ii) each member of the immediate family of each of the individuals referred to in clause (i) above; and (iii) any trust or other Entity (other than the Seller) in which any one of the individuals referred to in clauses (i) and (ii) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary, equity or other financial interest.

“Release” means, with respect to any Materials of Environmental Concern, any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air.

“Representative,” with respect to any specified Person, means such specified Person’s officers, directors, principals, employees, advisors, auditors, agents, bankers and other representatives.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Benefit Plan” means each Employee Benefit Plan sponsored or maintained or required to be sponsored or maintained at any time by the Seller or any of its Affiliates or to which the Seller or any of its Affiliates makes or has made, or has or has had an obligation to make, contributions at any time or with respect to which the Seller or any of its Affiliates has any liability or obligation.

“ Seller Constituent Documents” means (a) the Certificate of Incorporation and Bylaws of the Seller, including all amendments thereto; (b) the stock records of the Seller; and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Seller and the Board of Directors of the Seller.

“Seller Contract” means any Contract, including any amendment or supplement thereto:  (a) to which the Seller is a party; (b) by which the Seller or any of its respective assets is or may become bound or under which the Seller has, or may become subject to, any obligation; or (c) under which the Seller has or may acquire any right or interest.

“Seller Disclosure Schedule” means the disclosure schedule delivered to the Purchaser on behalf of the Seller on the Closing Date.

“Seller Indemnified Parties” means the Seller and its Affiliates, and their respective officers, directors, employees, agents and representatives and the heirs, executors, successors and assigns of any of the foregoing.

“Seller Related Agreement” means any certificate, agreement, document or other instrument, other than this Agreement and other than the Other Assets Bill of Sale, to be executed and delivered by the Seller in connection with the transactions contemplated hereby.

“Software” means and includes all computer programs, whether in source code, object code or other form (including without limitation any embedded in or otherwise constituting part of a computer hardware device), algorithms, edit controls, methodologies, applications, flow charts and any and all systems documentation (including, but not limited to, data entry and data processing procedures, report generation and quality control procedures), logic and designs for all programs, and file layouts and written narratives of all procedures used in the coding or maintenance of the foregoing.

“Subsidiary” means, with respect to any Person, any other Person controlled by such first Person, directly or indirectly, through one or more intermediaries.

“Supplier” means any supplier of goods or services related to the Business to which the Seller paid more than $10,000 in the aggregate during the twelve (12)-month period ended December 31, 2012.

“Target Working Capital” means an amount equal to $1,017,000.

“Tax” means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), or deficiency, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental

Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

 “Trade Secrets” means know-how, inventions, discoveries, methods, processes, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, including customer lists, in each case that is the  subject of reasonable efforts to maintain confidentiality and that derives economic value from not being generally known to Persons who can obtain economic value from its use, but excluding any Copyrights or Patents that cover or protect any of the foregoing.

“WARN” means the United States Worker Adjustment and Retraining Notification Act and similar state Laws.

“Working Capital Deficit” means the amount by which the Final Net Working Capital is less than the Target Working Capital.

“Working Capital Surplus” means the amount by which the Final Net Working Capital is greater than the Target Working Capital.